SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      JAMES RIVER CORPORATION OF VIRGINIA
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

      [James River
         Logo]        JAMES RIVER CORPORATION OF VIRGINIA

                                                       March 13, 1996

            Dear Shareholder:

                 It is our pleasure to invite you to the Annual
            Meeting of Shareholders of James River Corporation of Virginia to be held at 10:00 A.M. IN THE MORNING (Eastern daylight time) on THURSDAY, APRIL 25, 1996, at THE RICHMOND MARRIOTT, 500 EAST BROAD STREET, RICHMOND, VIRGINIA. Please note that this is a change from our Company's typical afternoon meeting time. A Notice of this Annual Meeting and a Proxy Statement covering the formal business of the meeting are enclosed, along with the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995. During the meeting, time will be provided for a review of operations for the past year and items of general interest about the Company.

                 It is important that your shares be represented at
            the meeting whether or not you expect to attend; therefore, please promptly sign, date and return the proxy card in the accompanying postage-paid envelope. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting, you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

                 We look forward to seeing you at the Annual
            Meeting.

                                             Sincerely,
                                             /s/ MILES L. MILES
                                             Miles L. Marsh
                                             CHAIRMAN AND CHIEF
                                               EXECUTIVE OFFICER

                               [JAMES RIVER LOGO]

                            JAMES RIVER CORPORATION
                                  OF VIRGINIA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996

TO THE SHAREHOLDERS OF
JAMES RIVER CORPORATION OF VIRGINIA

     Notice is hereby given that the Annual Meeting of Shareholders of James River Corporation of Virginia (the "Company") will be held in the morning at 10:00 a.m. on Thursday, April 25, 1996, at The Richmond Marriott, 500 East Broad Street, Richmond, Virginia, for the following purposes:

     1. To elect a Board of Directors consisting of ten (10) persons to serve for the ensuing year;

     2. To consider and vote upon a proposal to adopt the 1996 Stock Incentive Plan;

     3. To consider and vote upon a proposal to adopt the Director Stock Ownership Plan;

     4. To consider and vote upon a shareholder proposal concerning non-employee director pension benefits, if presented;

     5. To consider and vote upon a shareholder proposal concerning the preparation of an equal employment report, if presented; and

     6. To transact such other business as may properly come before the meeting.

     The close of business on February 20, 1996, has been fixed as the record date to determine the shareholders entitled to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. Shareholders, whether or not they expect to attend the meeting in person, are requested to date, sign and return the enclosed proxy card in the envelope provided, on which no postage is needed if mailed in the United States.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995, is being mailed to you with this Notice and the Proxy Statement.

     You are cordially invited to attend the meeting.

                                      By order of the Board of Directors,

                                      CLIFFORD A. CUTCHINS, IV
                                      CORPORATE SECRETARY

March 13, 1996

                            JAMES RIVER CORPORATION
                                  OF VIRGINIA

                                 P. O. BOX 2218
                            RICHMOND, VIRGINIA 23218

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement, which is being mailed to shareholders on or about March 13, 1996, is furnished in connection with the solicitation by the Board of Directors of James River Corporation of Virginia ("James River" or the "Company") of proxies in the form accompanying this Proxy Statement to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. on April 25, 1996, at The Richmond Marriott, 500 East Broad Street, Richmond, Virginia, and any adjournment thereof.

     Shareholders of record of the Company's common stock, par value $.10 per share ("Common Stock"), and its Series P 9% Cumulative Convertible Preferred Stock ("Series P Preferred Stock") at the close of business on February 20, 1996, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Series P Preferred Stock is held in the form of depositary shares, with each depositary share representing a one-hundredth interest in a share of Series P Preferred Stock. As of February 20, 1996, there were 84,921,918 shares of Common Stock and 16,664,366 depositary shares of Series P Preferred Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders. Each depositary share of Series P Preferred Stock is entitled to .8547 of a vote on each matter presented to the shareholders, voting as a single group with holders of Common Stock.

     The Common Stock and depositary shares of Series P Preferred Stock represented by each properly executed proxy will be voted in the manner specified by the shareholder. If no specific instruction is received, a proxy, when executed and not revoked, will be voted FOR the election of the nominated directors, FOR the adoption of the 1996 Stock Incentive Plan, FOR the adoption of the Director Stock Ownership Plan, and AGAINST each of the shareholder-submitted proposals. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by submitting written notice of revocation or a new proxy.

     Shares for which the holder has elected to withhold or abstain the proxies' authority to vote, including shares held in street name that are not voted, will count toward a quorum but will have no effect on the action taken other than the proposals relating to the 1996 Stock Incentive Plan and Director Stock Ownership Plan. With respect to these proposals, an abstention will have the effect of a vote against the proposal.

     The cost of solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail; however, the directors, officers and employees of the Company and its subsidiaries may, without additional compensation, solicit proxies by telephone, telegraph or personal interview. The Company intends to engage Georgeson & Co. to solicit proxies from brokers, banks and other institutional holders at an estimated fee of approximately $8,000 plus reimbursable expenses.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors (the "Board") consisting of ten members. Each of the directors will serve for a term which will run until the next annual meeting of shareholders or until his or her successor has been elected. Robert C. Williams, who has served as a director since 1969 and has retired from employment with the Company effective December 31, 1995, and Joseph T. Piemont, who has served as a director since 1975 and has reached the retirement age for directors, will not stand for re-election to the Board of Directors in 1996. Each of the nominees listed below has been nominated by the Nominating Committee of the Board. All nominees are standing for re-election, other than Gary P. Coughlan and Richard L. Sharp, who are new nominees in 1996. Although the Company anticipates that all of the nominees will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

INFORMATION ON NOMINEES

                                                                           DIRECTOR   BUSINESS EXPERIENCE AND DIRECTORSHIPS
           NAME            AGE            PRINCIPAL OCCUPATION              SINCE           IN OTHER PUBLIC COMPANIES
William T. Burgin          52    Partner, Bessemer Venture Partners,         1978     Has held present position for more
                                 Wellesley Hills, Massachusetts                       than five years. Director of Gaileo
                                                                                      Electro-Optics Corporation.
Worley H. Clark, Jr.       63    President, W.H. Clark Associates,           1993     Retired from Nalco Chemical Company in
                                 Ltd., Chicago, Illinois                              April 1994 where served as Chairman
                                                                                      and Chief Executive Officer. Director
                                                                                      of NICOR, Inc., Merrill Lynch &
                                                                                      Company, Inc., USG Corporation,
                                                                                      Bethlehem Steel Corporation and
                                                                                      Diamond Shamrock Corporation.
William T. Comfort, Jr.    58    Chairman, Citicorp Venture Capital,         1978     Has held present position for more
                                 Ltd. and Court Square Capital, Ltd.,                 than five years.
                                 New York, New York (subsidiaries of
                                 Citibank, N.A. and Citicorp)
Gary P. Coughlan           50    Senior Vice President, Finance and            --     Has held present position for more
                                 Chief Financial Officer, Abbott                      than five years.
                                 Laboratories, Abbott Park, Illinois
                                 (diversified health care company)
William V. Daniel          67    Retired Managing Director of Wheat          1969     Retired from Wheat First Butcher
                                 First Butcher Singer, Richmond,                      Singer in June 1994. Prior to that
                                 Virginia (investment banking and                     time, served as Managing Director of
                                 financial services)                                  Wheat First Butcher Singer. Director
                                                                                      of Crown Vantage Inc.
Bruce C. Gottwald(1)       62    Chairman and Chief Executive Officer,       1972     Has held present position since April
                                 Ethyl Corporation, Richmond, Virginia                1994. From May 1992 to March 1994,
                                 (petroleum additives business)                       served as President and Chief
                                                                                      Executive Officer of Ethyl
                                                                                      Corporation. Prior to May 1992, served
                                                                                      as President and Chief Operating
                                                                                      Officer of Ethyl Corporation. Director
                                                                                      of Ethyl Corporation, Dominion
                                                                                      Resources, Inc., CSX Corporation,
                                                                                      Tredegar Industries, Inc. and First
                                                                                      Colony Corporation.
Miles L. Marsh             48    Chairman, President and Chief               1995     Has held position as President and
                                 Executive Officer of the Company                     Chief Executive Officer since October
                                                                                      1995 and position as Chairman since
                                                                                      January 1996. From 1991 to 1995,
                                                                                      served as Chairman and Chief Executive
                                                                                      Officer of Pet Inc. Director of
                                                                                      Hartmarx Corporation, GATX Corporation
                                                                                      and Whirlpool Corporation.
Robert M. O'Neil           61    Director, The Thomas Jefferson Center       1987     Has held present position for more
                                 for the Protection of Free Expression,               than five years.
                                 Charlottesville, Virginia
Richard L. Sharp           48    Chairman, President and Chief                 --     Has held position as President and
                                 Executive Officer, Circuit City                      Chief Executive Officer since 1986 and
                                 Stores, Inc., Richmond, Virginia                     position as Chairman of the Board
                                                                                      since 1994. Director of Circuit City
                                                                                      Stores, Inc., S&K Famous Brands, Inc.
                                                                                      and Flextronic International, Ltd.
Anne Marie                 49    Partner, McGuire, Woods, Battle &           1994     Has held present position for more
  Whittemore(1)(2)               Boothe, L.L.P., Richmond, Virginia                   than five years. Director of Owens &
                                 (attorneys-at-law)                                   Minor, Inc., USF&G Corporation, T.
                                                                                      Rowe Price Associates, Inc. and
                                                                                      Albemarle Corporation.

(1) Member of the Executive Committee.

(2) McGuire, Woods, Battle & Boothe, L.L.P. serves as primary outside legal counsel to the Company.

VOTE REQUIRED

     For the election of directors, the ten nominees receiving the greatest number of affirmative votes cast at the Annual Meeting of Shareholders will be elected.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met on twelve occasions during 1995, including two meetings held by telephone. All members of the Board, except for Mr. Gottwald, attended at least seventy-five percent, in the aggregate, of the meetings of the Board and committees on which they served.

     The Audit Committee of the Board, whose members are William T. Comfort, Jr. (Committee Chairman), William T. Burgin and William V. Daniel, consists of only non-employee directors and met on three occasions during 1995, including two meetings held by telephone. Throughout the year, the Audit Committee meets periodically with management, members of the Company's internal audit staff and representatives of the Company's independent auditors. The Audit Committee reviews the scope of internal and external audit activities and the results of such audits and is responsible for making the annual recommendation to the Board of Directors of the firm of independent accountants to be retained by the Company.

     The Compensation Committee, whose members are Robert M. O'Neil (Committee Chairman), Worley H. Clark, Jr., William V. Daniel and Joseph T. Piemont, consists of only non-employee directors. The Compensation Committee met on five occasions during 1995 and is responsible for recommending the salaries and compensation programs for executive officers to the Board of Directors. This committee is also responsible for administering the Company's profit sharing plan for salaried employees, its stock option plans and other benefit programs. None of the members of the Compensation Committee are entitled to participate in any of the Company's employee benefit plans.

     The Nominating Committee members are Robert C. Williams (Committee Chairman), Worley H. Clark, Jr., Bruce C. Gottwald and Anne Marie Whittemore. This committee recommends to the Board of Directors the candidates for election as directors of the Company. The Board of Directors also considers candidates recommended by shareholders entitled to vote for the election of directors. Shareholder recommendations (including the nominee's name, biographical data and written consent to serve as a director if elected) should be submitted to the Corporate Secretary of the Company.

COMPENSATION OF DIRECTORS

     During 1995, each director, other than Mr. Marsh and Mr. Williams, received an annual fee of $25,000 for serving as a director, plus reimbursement of expenses incurred in connection with attending meetings. Effective April 25, 1996, the annual fee will be increased to $30,000. In addition, each director, other than Mr. Marsh and Mr. Williams, received a fee of $2,000 for each Board meeting attended, $1,000 for each Committee meeting attended, and $600 for participating in each meeting held by telephone. Directors who are employees of the Company do not receive any additional compensation for membership on, or attending meetings of, the Board of Directors or its committees.

     Effective as of May 1, 1983, the Company adopted the Deferred Compensation Plan for Outside Directors (the "Deferred Plan") under which each non-employee director could elect to defer not less than $10,000 of his annual director's fees for a period of at least four years. Under the Deferred Plan, the Company used the deferred director's fees to purchase life insurance policies on the directors' lives and, in each case, agreed to make deferred payments which, in the aggregate, were intended at the time the policy was purchased to be generally equal, on an after-tax basis, to the proceeds of the policy. The plan provides participating directors with benefits according to schedules set forth in the plan or in individual agreements between the Company and each director. The minimum benefit that a director may earn is a return of his deferred fees, plus interest accrued at the six-month certificate of deposit rate in effect from time to time. Under the Deferred Plan, the Company will pay the deferred benefits beginning on dates selected by the participants at the time the deferral elections were made and will pay death benefits to the beneficiary of a participant who dies before beginning to receive the deferred benefits. Benefits under the plan will generally be paid over a ten-year period. As of December 31, 1995, there are three directors who had elected to defer their compensation under the Deferred Plan through June of 1997. The plan participants are unsecured creditors of the Company and have no right to any specific assets of the Company.

     On February 15, 1996, the Board approved, subject to shareholder approval, the Director Stock Ownership Plan which provides a portion of the directors' compensation in Common Stock. (See the summary of the proposal to adopt the Director Stock Ownership Plan herein for a brief description of its terms.) All directors, other than Mr. Marsh, will be eligible to defer stock compensation pursuant to the Director Stock Ownership Plan. Directors' compensation is administered by a committee whose members may, but need not, be directors and whose members may not be participants in any directors' compensation plan.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     The Company adopted the Stock Option Plan for Outside Directors in June 1989 and amended and restated the plan as of April 11, 1991. The plan, which operates automatically according to its terms, provides for the grant of nonstatutory options with terms of ten years to directors of the Company who are not full-time employees of the Company or a subsidiary ("Outside Director"). The Board of Directors is responsible for the plan's implementation but may not exercise any discretion concerning its administration. The plan provides for an initial grant of stock options for 3,000 shares of Common Stock to each person who first becomes a member of the Board of Directors as an Outside Director after June 8, 1989. The plan also provides for the grant of an option to purchase 1,000 shares of Common Stock as of each April 15th to each Outside Director who has been an Outside Director for at least nine months. All options under the plan are granted at exercise prices equal to the fair market value of the Common Stock on the date of grant and are exercisable immediately.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

     The Company adopted a Retirement Plan for Outside Directors effective as of December 16, 1993, and amended the plan on February 18, 1994. The plan provides benefits for Outside Directors who complete at least five years of service, including service as a director of a predecessor company. An Outside Director who meets this requirement will receive an annual retirement benefit from the Company beginning on the later of (i) the date on which the Outside Director attains age 65 or (ii) the date on which the Outside Director ceases to be a director. The annual benefit will be equal to the annual retainer in effect on the date the Outside Director ceases to be a director. The annual benefit will be paid for a period of years equal to the lesser of (i) the Outside Director's period of eligible service or (ii) ten years. An Outside Director may elect to have the retirement benefit paid as a joint and 50% survivor form of payment during such period. The plan is unfunded, and the Outside Directors are unsecured creditors of the Company.

STOCK OWNERSHIP OF MANAGEMENT

     The following table lists the number of shares of Common Stock beneficially owned by each director, nominee, certain executive officers, and all current directors and executive officers as a group as of February 20, 1996. No directors, nominees or executive officers held any shares of preferred stock of the Company as of that date.

                                                                                  NUMBER OF SHARES         PERCENT OF
                                   NAME                                       BENEFICIALLY OWNED (1)(2)    CLASS (11)
Directors:
  William T. Burgin.......................................................               60,078(3)               *
  Worley H. Clark, Jr.....................................................                7,080                  *
  William T. Comfort, Jr..................................................               11,128                  *
  William V. Daniel.......................................................                9,016(4)               *
  Bruce C. Gottwald.......................................................              108,128                  *
  Miles L. Marsh..........................................................               83,333                  *
  Robert M. O'Neil........................................................                8,428                  *
  Joseph T. Piemont.......................................................                8,928                  *
  Anne M. Whittemore......................................................                4,564                  *
  Robert C. Williams......................................................              558,074                  *
Nominees:
  Gary P. Coughlan........................................................                1,000                  *
  Richard L. Sharp........................................................                1,000                  *
Other Named Executive Officers:
  Clifford A. Cutchins, IV................................................               72,532(5)               *
  James K. Goodwin........................................................               70,407(6)               *
  Stephen E. Hare.........................................................               60,603(7)               *
  Norman K. Ryan..........................................................               20,819(8)               *
  Ernest S. Leopold.......................................................               12,331(9)               *
  Ronald L. Singer........................................................                   35                  *

All directors and executive officers as a group (17 persons)..............            1,113,757(10)            1.3%

* Less than 1% of Class.
 (1) Each person has sole voting and investment power over all of the shares listed, except as set forth below. The number of shares for each director (except Mr. Clark, Mr. Marsh, Ms. Whittemore and Mr. Williams) includes 8,128 shares that may be acquired within 60 days through the exercise of stock options. Mr. Clark's, Mr. Marsh's, Ms. Whittemore's and Mr. Williams' beneficial ownership includes 5,080, 83,333, 4,064 and 47,430 shares, respectively, that may be acquired within 60 days through the exercise of stock options.
 (2) The James River StockPlus Investment Plan (the "StockPlus Plan") reports plan information on a unitized basis rather than a per share basis. For purposes of calculating the number of shares beneficially owned for Mr. Marsh, Mr. Williams and the other named executive officers, an estimate of the number of shares held in the StockPlus Plan has been calculated based on the closing stock price of $24.13 as of December 31, 1995, other than Mr. Singer who disposed of such shares prior to the record date.
 (3) Includes 3,000 shares held by his former spouse as custodian for their children as to which he disclaims any beneficial interest.
 (4) Includes 84 shares held by his spouse for which voting and investment power is shared.
 (5) Includes 57,404 shares that may be acquired within 60 days through the exercise of stock options, 4,832 shares held in the StockPlus Plan and 900 shares held by his children for which voting and investment power is shared.
 (6) Includes 59,825 shares that may be acquired within 60 days through the exercise of stock options, 1,630 shares held in the StockPlus Plan and 100 shares held by his children for which voting and investment power is shared.
 (7) Includes 51,153 shares that may be acquired within 60 days through the exercise of stock options and 3,305 shares held in the StockPlus Plan.
 (8) Includes 16,856 shares that may be acquired within 60 days through the exercise of stock options.
 (9) Includes 9,550 shares that may be acquired within 60 days through the exercise of stock options and 2,752 shares held in trust for which voting and investment power is shared.
(10) Includes 391,710 shares that may be acquired within 60 days through the exercise of stock options, 18,909 shares held in the StockPlus Plan and 5,174 shares held in trust or by spouses and children for which voting and investment power is shared.

(11) Any Common Stock not outstanding but which can be acquired through the exercise of options within 60 days by a shareholder named in the table is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such shareholder but is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.

                             PRINCIPAL SHAREHOLDERS

     The following table lists shareholders known by the Company to be the beneficial owners of more than five percent of the outstanding Common Stock and Series P Preferred Stock depositary shares as of the most recent practicable date.

                                                                         NUMBER OF
                                                                           SHARES
       TITLE                        NAME AND ADDRESS                    BENEFICIALLY       PERCENT OF
     OF CLASS                      OF BENEFICIAL OWNER                     OWNED            CLASS (7)

Common Stock         The Bank of New York, as Trustee for the James       11,149,095(1)        13.1%
                     River StockPlus Investment Plan
                     One Wall Street
                     New York, New York 10286

Common Stock         The Capital Group Companies, Inc.                     6,740,890(2)         7.8%
                     333 South Hope Street
                     Los Angeles, California 90071

Common Stock         FMR Corp.                                             7,390,194(3)         8.5%
                     82 Devonshire Street
                     Boston, Massachusetts 02109

Series P Preferred   The Capital Group Companies, Inc.                     1,350,000(4)         8.1%
Stock depositary     333 South Hope Street
shares               Los Angeles, California 90071

Series P Preferred   College Retirement Equities Fund                      2,600,000(5)        15.6%
Stock depositary     730 Third Avenue
shares               New York, New York 10017

Series P Preferred   FMR Corp.                                             2,261,100(6)        13.6%
Stock depositary     82 Devonshire Street
shares               Boston, Massachusetts 02109

(1) Shares are voted by the Trustee as directed by the plan participant to whose account such shares are credited. If no instructions are received from a participant, the Trustee will vote those shares in such manner as it deems appropriate. Information concerning the shares owned by The Bank of New York, as of December 31, 1995, was obtained from a Schedule 13G dated February 9, 1996. The Schedule 13G indicated that The Bank of New York had shared voting and investment power for all of these shares which it holds as Trustee for the Company's StockPlus Plan. The Bank of New York disclaimed beneficial ownership of these shares.

(2) Information concerning the shares owned by The Capital Group Companies, Inc., as of December 31, 1995, was obtained from a Schedule 13G dated February 9, 1996. The Schedule 13G indicated that The Capital Group Companies, Inc. beneficially owned 5,128,550 shares of Common Stock and 1,612,340 shares of Common Stock obtained through the assumed conversion of the Series P Preferred Stock and the Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock ("Series L Preferred Stock") of the Company. The Capital Group Companies, Inc., through its subsidiaries, had sole voting power for 2,531,050 shares and had sole investment power for all 6,740,890 shares and disclaimed beneficial ownership of all 6,740,890 shares. The
    Schedule 13G indicated that beneficial ownership of substantially all of these shares arose through the investment management activities of Capital Guardian Trust Company and the investment advisory services of Capital Research and Management Services, subsidiaries of The Capital Group Companies, Inc., which had investment power over such shares.

(3) Information concerning the shares owned by FMR Corp., as of December 31, 1995, was obtained from a Schedule 13G dated February 14, 1996. The Schedule 13G indicated that FMR Corp., through its wholly owned subsidiaries, beneficially owned 5,215,375 shares of Common Stock, and 2,174,819 shares of Common Stock through the assumed conversion of the Series P Preferred Stock and the Series L Preferred Stock of the Company. FMR Corp., through its wholly owned subsidiaries, had sole voting power for 272,187 shares and had sole investment power for all 7,390,194 shares. The Schedule 13G indicated that beneficial ownership of substantially all of these shares arose through the investment advisory activities of Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. The Schedule 13G additionally reported that Mr. Edward C. Johnson III, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, each had sole investment power for substantially all of the shares, but had no power to vote or direct the voting of the shares owned directly by the funds. In addition, the Schedule 13G reported that members of Mr. Johnson's family may be deemed a controlling group with respect to FMR Corp.

(4) Information concerning the shares owned by The Capital Group Companies, Inc., as of December 31, 1995, was obtained from a Schedule 13G, dated February 29, 1996. The Schedule 13G indicated that The Capital Group Companies, Inc. had no voting power for any of these shares, had sole investment power for all of these shares and disclaimed beneficial ownership of all the shares. The Schedule 13G, together with a letter from The Capital Group Companies, Inc., indicated that beneficial ownership of substantially all of these shares arose through the investment advisory activities of Capital Research and Management Company, a subsidiary of The Capital Group Companies, Inc., which had investment power over such shares.

(5) Information concerning the shares owned by College Retirement Equities Fund, as of December 31, 1995, was obtained from a Schedule 13G dated February 1, 1996. The Schedule 13G indicated that the College Retirement Equities Fund had sole voting and investment power for all of these shares.

(6) Information concerning the shares owned by FMR Corp., as of December 31, 1995, was obtained from a Schedule 13G dated February 14, 1996. The information provided does not disclose the voting or investment power that FMR Corp. or its wholly owned subsidiaries have for these shares. The
    Schedule 13G indicated that beneficial ownership of substantially all of these shares arose through the investment advisory activities of Fidelity. The Schedule 13G additionally reported that Mr. Johnson and FMR Corp., through its control of Fidelity, each had sole investment power for substantially all of the shares, but had no power to vote or direct the voting of the shares owned directly by the funds. In addition, the Schedule 13G reported that members of Mr. Johnson's family may be deemed a controlling group with respect to FMR Corp.

(7) Common Stock which is not outstanding, but which can be acquired through conversion of convertible preferred stock within 60 days by a shareholder named in the table, is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such shareholder but is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                                               AWARDS
                                                                                                      SECURITIES
                                                     ANNUAL COMPENSATION              RESTRICTED      UNDERLYING
            NAME AND                                              OTHER ANNUAL          STOCK          OPTIONS/       ALL OTHER
     PRINCIPAL POSITION (1)       YEAR     SALARY      BONUS    COMPENSATION (2)     AWARD(S) (3)        SARS      COMPENSATION (4)
                                             ($)        ($)           ($)                ($)             (#)             ($)

Miles L. Marsh                    1995     184,615    150,000              0           1,606,250(5)     250,000            6,858
Chairman, President and           1994           0          0              0                   0              0                0
  Chief Executive Officer         1993           0          0              0                   0              0                0

Robert C. Williams                1995     900,000    700,000        595,512                   0              0          970,739
Retired Chairman, President       1994     900,000    275,000         44,585                   0         45,720           62,260
  and Chief Executive Officer     1993     824,615          0              0             252,000(5)           0           56,007

James K. Goodwin                  1995     371,154    175,155         46,802                   0         50,800           10,451
President, North American         1994     326,154     33,000              0                   0         25,400           11,644
  Consumer Products               1993     288,462          0              0             252,000(5)           0            6,780

Stephen E. Hare                   1995     349,039    126,231         29,297                   0         30,480           12,565
Senior Vice President,            1994     290,385     42,000              0                   0         25,400           10,385
  Corporate Finance and Chief     1993     222,308          0              0             201,600(5)           0            6,992
  Financial Officer

Clifford A. Cutchins, IV          1995     290,769    129,730         35,106                   0         25,400           11,096
Senior Vice President,            1994     250,769     39,000              0                   0         20,320            7,891
  General Counsel and             1993     220,000          0              0             184,800(5)           0            7,098
  Corporate Secretary

Norman K. Ryan                    1995     350,000     48,000        614,290                   0         25,400           24,011
President, Packaging              1994     350,000     40,000              0                   0         25,400           22,521
                                  1993     323,077          0              0             252,000(5)           0           18,124

Ernest S. Leopold                 1995(6)  228,462    243,222              0                   0              0           19,945
Former Executive Vice President,  1994     330,000     40,000              0                   0         20,320           23,825
  Communications Papers           1993     313,846          0              0             157,500(5)           0           19,918

Ronald L. Singer                  1995     511,538          0        382,071                   0              0        1,643,577
Former Chief Executive Officer,   1994     498,077    200,000        110,849                   0              0            5,400
  Jamont N.V.                     1993     400,000    200,000              0                   0              0           12,900


(1) The named executive officers include the current Chief Executive Officer ("CEO"), the retired CEO, the four other most highly compensated executive officers as of December 31, 1995, and two former executive officers.

(2) The amounts disclosed herein for the fiscal year ended December 31, 1995, represent the tax reimbursement associated with distributions for annuity purchases made in 1995. These annuities were purchased pursuant to the Supplemental Benefit Plan which is discussed herein under the heading "Pension Plan." The amount disclosed for Mr. Singer also includes $190,097 for reimbursement of European cost of living expenses and $106,634 tax reimbursement on such cost of living expenses.

(3) The number and value ($24.13 per unit) as of December 31, 1995, of the restricted Common Stock holdings for the named executive officers were:
    Miles L. Marsh, 50,311 units, $1,213,753; Robert C. Williams, 0 units, $0; James K. Goodwin, 19,255 units, $464,527; Stephen E. Hare, 12,417 units, $299,560; Clifford A. Cutchins, IV, 10,864 units, $262,094; Norman K. Ryan, 11,808 units, $284,868; Ernest S. Leopold, 0 units, $0; and Ronald L. Singer, 0 units, $0. These units are hypothetical shares of Common Stock that are currently subject to vesting restrictions under the Deferred Stock Plan. Under the Deferred Stock Plan, the grantee's interest in the hypothetical shares of Common Stock becomes vested in equal annual increments over a period of time established for each grantee by the Compensation Committee; the vesting schedules established for the named executive officers range from two years to eight years. At the end of each fiscal year, dividends which would have accrued on such shares are credited to each grantee's account in the form of additional hypothetical shares. Upon irrevocable election of the grantee at the time of the award, awards are paid either (i) as amounts become vested or (ii) in installments upon retirement or after age 65. Messrs. Marsh, Goodwin, Hare, Cutchins, Ryan, Leopold and Singer elected a pre-retirement payout for a portion of their grants.

(4) These amounts include Company contributions to the StockPlus Plan, the Supplemental Deferral Plan, and an enhanced life insurance plan. The amount disclosed for Mr. Marsh represents the Company's payment of the premium in 1995 on a term life insurance policy for his benefit. In addition, the amount disclosed for Mr. Williams includes $900,000 for salary continuation received as part of a Voluntary Separation Program (see description of Voluntary Separation Program under the heading "Pension Plan" herein) and $1,026 representing the Company's portion of the premium paid in 1995 on a term life insurance policy for his benefit. The amount disclosed for Mr. Singer includes $1,641,500 as additional compensation for past services and relocation expenses. Company contributions allocated under the StockPlus Plan and the Supplemental Deferral Plan, respectively, to the named executive officers for 1995 were: Miles L. Marsh, $0 and $0; Robert C. Williams, $5,400 and $27,037; James K. Goodwin, $0 and $7,961; Stephen E. Hare, $5,400 and $7,165; Clifford A. Cutchins, IV, $3,614 and $6,663; Norman
    K. Ryan, $5,400 and $7,000; Ernest S. Leopold, $5,400 and $5,317; and Ronald
    L. Singer, $2,077 and $0. The remainder of the amounts disclosed for 1995, if any, represent the Company contributions allocated to these individuals under an enhanced life insurance plan offered to certain officers as an alternative to the group universal life insurance plan.

(5) In October 1995, Mr. Marsh received a grant of 50,000 units representing hypothetical shares of Common Stock under the Company's Deferred Stock Plan which vest in equal increments over three years. In June 1993, certain named executive officers received the following grants of units representing such hypothetical shares under this plan which vest in equal annual increments over the number of years indicated: Robert C. Williams, 12,000 units, two years; James K. Goodwin, 12,000 units, eight years; Stephen E. Hare, 9,600 units, eight years; Clifford A. Cutchins, IV, 8,800 units, eight years; Norman K. Ryan, 12,000 units, six years; and Ernest S. Leopold, 7,500 units, five years.

(6) Mr. Leopold was an employee of the Company for the first eight months of 1995 and therefore only eight months of information is presented.

EMPLOYMENT AND RELATED COMPENSATION AGREEMENTS

     The Company entered into an employment arrangement with Mr. Marsh as of October 2, 1995, whereby he serves as President and Chief Executive Officer, and effective January 1, 1996, also serves as Chairman. The arrangement provides Mr. Marsh with an annual salary of not less than $800,000, subject to periodic review by the Board, together with a bonus program. Under the bonus program, Mr. Marsh will receive $50,000 per month from October 1995 through December 1996 with payments made in January 1996 for the preceding three months, and in January 1997 for the preceding twelve months. Mr. Marsh will be included in the Company's Management Incentive Plan beginning in 1996 and will receive the greater of the amount calculated pursuant to his bonus program or the Company's Management Incentive Plan. The arrangement provides for a stock option grant under the Company's 1987 Stock Option Plan and a grant of hypothetical shares of Common Stock under the Company's Deferred Stock Plan, as disclosed in the Summary Compensation Table herein. The arrangement also provides that Mr. Marsh's pensionable benefits under a supplemental benefit plan that vest in ten years will be available for his retirement without actuarial reduction after ten years. In the event of a "change-in-control" of the Company, the arrangement provides that Mr. Marsh would receive salary and bonus payment continuation for two years, immediate vesting of all stock options and deferred stock grants and other specified benefits. Salary and bonus payments would also continue for two years in the event of involuntary termination.

     Mr. Williams has historically had an employment contract with the Company that provides a minimum amount of salary to be paid during the term of the contract. This contract contains clauses prohibiting him from competing, directly or indirectly, with the Company or its subsidiaries during the term of the contract or while he is entitled to receive any payments thereunder. The Board of Directors approved the amendment of his contract for a term of employment through December 1995. The contract provides that Mr. Williams will receive an annual salary of not less than $900,000 effective July 1993. The contract further provides that Mr. Williams will receive, in addition to his benefits accrued under the Company's pension plan, $12,000 per year for ten years, or an annuity of the equivalent actuarial value, upon his retirement at or after age 65. In the event of his death prior to the receipt of all benefits to which he is entitled, the remaining benefits will be paid to his spouse, if living, or to his estate. On January 1, 1993, the Company also entered into an ancillary letter agreement with Mr. Williams which provides for the continuation of certain existing benefits as post-retirement benefits; in addition, Mr. Williams will be eligible to receive compensation as a non-employee director in connection with his continuing to serve on the Board of Directors after his retirement from employment. This agreement also provides for a post-retirement consulting arrangement through March 31, 2002, for continuing consulting services to the Board at an annual fee of $162,000; this fee will be reduced by any amounts paid to him as a director of James River or its affiliates.

     Mr. Singer entered into a letter agreement with the Company on December 15, 1993, which was in effect until June 11, 1995, relating to his position as Chief Executive Officer of Jamont N.V. ("Jamont"). The agreement states that Mr. Singer's base salary will be $500,000 effective January 1, 1994, and that his 1994 variable compensation will be based upon Jamont's business return on equity and a plan developed by Jamont. Pursuant to the agreement, Mr. Singer has received certain reimbursements for costs incurred while living abroad which generally are consistent with the payments received by other Company American expatriates. On October 25, 1995, the Company and Mr. Singer entered into an agreement relating to his separation from employment effective December 31, 1995. Under this agreement, the Company continued to provide Mr. Singer with the remainder of his salary for 1995 and certain other benefits and allowances he otherwise would have been entitled to during such period. In addition, the Company agreed to pay Mr. Singer an allowance for his relocation and outplacement services. Mr. Singer also received additional pay for services rendered over the duration of his employment with the Company, as disclosed in the Summary Compensation Table.

     The CEO and named executive officers are eligible to participate in the Company's Salary Continuation Plan which is available to substantially all salaried employees of James River. This plan is used to provide salary continuation benefits to employees in certain situations when an employee is involuntarily separated from the Company due to the elimination of his position. The number of weeks of salary continuance to be provided is determined pursuant to a schedule outlined in the plan and is based on either length of service or salary grade, whichever produces the greater benefit. Benefits under this plan would only be provided to the CEO or named executive officers if they are not covered under any other compensatory arrangement regarding salary continuation. Mr. Williams received salary continuation payments in 1995 as part of a Voluntary Separation Program offered to certain salaried employees.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                   INDIVIDUAL GRANTS
                               NUMBER OF                                                          POTENTIAL REALIZABLE
                               SECURITIES        % OF TOTAL                                         VALUE AT ASSUMED
                               UNDERLYING       OPTIONS/SARS                                     ANNUAL RATES OF STOCK
                                OPTIONS/         GRANTED TO       EXERCISE                         PRICE APPRECIATION
                                  SARS          EMPLOYEES IN        PRICE        EXPIRATION       FOR OPTION TERM (4)
          NAME               GRANTED (2)(3)     FISCAL YEAR       PER SHARE         DATE           5%            10%
                                  (#)                                                              ($)           ($)
Miles L. Marsh                   250,000             21.7%         $ 32.25         10/3/05      5,070,463     12,849,549
Robert C. Williams                     0                0                0              --              0              0
James K. Goodwin                  50,800              4.4%         $ 26.27         7/25/05        839,270      2,126,875
Stephen E. Hare                   30,480              2.6%         $ 34.45          8/8/05        660,362      1,673,487
Clifford A.Cutchins, IV           25,400              2.2%         $ 34.45          8/8/05        550,302      1,394,572
Norman K. Ryan                    25,400              2.2%         $ 34.45          8/8/05        550,302      1,394,572
Ernest S. Leopold                      0                0                0              --              0              0
Ronald L. Singer                       0                0                0              --              0              0

(1) No stock appreciation rights ("SARs") were granted to any employee after August 13, 1987, the plan termination date.

(2) Option grants under the 1987 Stock Option Plan become exercisable in three equal cumulative annual amounts beginning one year after the grant date. The Compensation Committee has vested one-third of Mr. Marsh's grant. The exercise price for each option is equal to the fair market value per share of the Common Stock on the grant date. The Company's stock option plans provide for the acceleration of the vesting of options in certain circumstances, including a merger, sale of assets or liquidation of the Company or the participant's retirement, permanent disability or death.

(3) The Compensation Committee granted "Release Rights" with regard to these nonstatutory options. Release Rights allow an optionee to release some of his nonstatutory options and receive in cash the value (the excess of the fair value over the exercise price) at the time of release of the number of shares which would have been received upon the exercise of the released options. The number of Release Rights granted is determined by a formula designed to approximate the optionee's tax liability resulting from the exercise of options. In addition, the holders of options have the right to exchange previously owned shares of Common Stock, valued at the current market price, to pay the exercise price of the options.

(4) These options are granted for a term of ten years and one day. The amounts disclosed are the result of calculations at five and ten percent assumed rates of appreciation permitted by the Securities and Exchange Commission ("SEC"); therefore, these amounts are not intended to forecast potential future appreciation of the Company's Common Stock price. The amounts disclosed are based on an assumed annual rate of appreciation in the Common Stock price over a ten-year period. A zero percent gain in stock price appreciation from the date of grant will result in zero dollars for the optionee.

            AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                       OPTIONS/SARS                      OPTIONS/SARS
                             SHARES ACQUIRED       VALUE            AS OF 12/31/95 (1)                AS OF 12/31/95 (2)
          NAME                 ON EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                   (#)              ($)            (#)              (#)              ($)              ($)
Miles L. Marsh                         0                 0             0          250,000                0                0
Robert C. Williams               427,250         5,534,196        62,718                0          251,308                0
James K. Goodwin                  12,000           190,440        59,825           67,734          172,825          139,621
Stephen E. Hare                   21,666           362,539        51,153           47,414          242,008          139,621
Clifford A. Cutchins, IV          16,466           250,363        57,404           38,947          100,584          111,695
Norman K. Ryan                   152,148         1,210,902        19,386           42,334                0          139,621
Ernest S. Leopold (3)             97,667           566,202        95,232                0                0                0
Ronald L. Singer (4)              34,000         1,043,020             0                0                0                0

(1) No additional SARs may be issued under the Company's Stock Appreciation Rights Plan, although SARs which were previously granted and are still outstanding may be exercised in accordance with the provisions of the plan.

(2) The value of unexercised in-the-money Options/SARs as of December 31, 1995, is equal to the fair market value of Common Stock on that date ($24.13 per share) minus the exercise price.

(3) Mr. Leopold was an employee of the Company for the first eight months of 1995 and therefore only eight months of information is presented. The number of securities underlying exercisable options or SARs is as of the end of August 1995 for Mr. Leopold.

(4) The value realized for Mr. Singer includes the exercise of 100,000 Jamont book value based SARs.

PENSION PLAN

     The Company provides a pension plan for salaried employees under which participating employees contribute 1% of their pensionable earnings. Pensionable earnings include base salary, overtime compensation, profit sharing, bonuses and commissions. Effective in 1995, under Internal Revenue Service regulations, pensionable earnings over $150,000 are not taken into account for purposes of calculating plan benefits, and the maximum annual benefit which may be paid to any retiree from the plan, attributable to employer contributions, is $120,000. These amounts may be increased to take into account increases in the cost of living.

     Annual benefits payable under the plan are currently equal to the product of the participant's years of service while contributing to the plan, up to 35 years, multiplied by the sum of 1.05% of a participant's "Average Pay" (the average of a participant's highest five consecutive years of pensionable earnings) plus .65% of a participant's Average Pay in excess of covered compensation (the average of the taxable Social Security wage bases during a participant's work lifetime, up to 35 years). A participant will be vested in the portion of benefits attributable to Company contributions (i) after five years of service or (ii) if the participant's contributions remain in the plan until retirement.

     An alternative pension benefit formula may be used to calculate the pension benefit for service through December 31, 1988, for employees who participated in the plan prior to January 1, 1989. However, if the current formula provides a greater benefit at retirement for such service, that formula will apply.

     In 1995, the plan was amended to provide an enhanced retirement benefit for certain participants at corporate and business headquarters locations, who were age 50 with ten years of service as of July 1, 1995, pursuant to a Voluntary Separation Program. The benefit formula equates to augmenting age and service by five years, provided however that age and service do not exceed 65 years or 35 years, respectively, and includes the recognition of years of service for an employee's service with any previous company acquired by James River.

     The Company also maintains the Supplemental Benefit Plan which provides eligible individuals with the difference between the benefits they actually accrue under the pension plan and the benefits they would have accrued under such plan but for the maximum benefit and compensation limitations imposed by law. The Supplemental Benefit Plan also provides eligible individuals with a benefit that approximates the additional benefit that would have been payable under the pension plan had the benefit formula in effect on December 31, 1988, continued in effect. The Supplemental Benefit Plan also provides an additional benefit for certain Company executives representing the benefit for the officer's service with a predecessor company, reduced by the total benefit payable to the officer from James River's pension plans and pension plans of such predecessor company. Participants in the Supplemental Benefit Plan are general creditors of the Company. Benefits under the Voluntary Separation Program in excess of qualified plan limits are payable from the Supplemental Benefit Plan. The supplemental benefits are to be paid by the Company as the benefits become payable, except as described below.

     The Supplemental Benefit Plan provides that the accrued benefits under the plan may be distributed at the discretion of the Company. The Company has made distributions to certain eligible individuals providing each such individual with an annuity, on an after tax basis, approximating the individual's accrued benefit under the Supplemental Benefit Plan as of a specified date. Each annuity will be payable by an insurance company under an annuity contract owned by the individual. The amounts distributed for annuity purchases on an after tax basis to the named executive officers during 1995 were: Miles L. Marsh, $0; Robert C. Williams, $725,376; James K. Goodwin, $58,748; Stephen E. Hare, $35,685; Clifford A. Cutchins, IV, $42,762; Norman K. Ryan, $717,504; Ernest S. Leopold, $544,731; and Ronald L. Singer, $113,778. To the extent accrued benefits have been distributed, the individual relinquishes his claims for those benefits under the Supplemental Benefit Plan. Since the determination of an individual's accrued benefit is made without regard to future actuarial increases, the distributions may not represent the individual's total benefit to be received under the Supplemental Benefit Plan. Mr. Marsh will accrue benefits under a separate supplemental benefit plan based on a benefit formula of 50% of total compensation after completion of ten years of service, offset by Social Security and benefits under the Company's pension plan at his earliest retirement age, which is currently estimated to be approximately $700,000 at the tenth year of service. This benefit will be reduced proportionately for service less than ten years.

     The Company maintains a supplemental benefit trust for the exclusive purpose of providing supplemental benefits to all participants in the Supplemental Benefit Plan. The assets of the trust are subject to the claims of the Company's creditors in the event of bankruptcy or insolvency.

                  APPROXIMATE ANNUAL PENSION BENEFIT AT AGE 65

FINAL AVERAGE                                 YEARS OF SERVICE
     PAY             10           15           20           25           30           35
 $   200,000      $ 32,210     $ 48,310     $ 64,420     $ 80,520     $ 96,620     $112,730
     400,000        66,210       99,310      132,420      165,520      198,620      231,730
     600,000       100,210      150,310      200,420      250,520      300,620      350,730
     800,000       134,210      201,310      268,420      335,520      402,620      469,730
   1,000,000       168,210      252,310      336,420      420,520      504,620      588,730
   1,200,000       202,210      303,310      404,420      505,520      606,620      707,730
   1,400,000       236,210      354,310      472,420      590,520      708,620      826,730

     The pensionable earnings for each of the named executive officers is not materially different from the amounts disclosed as salary and bonus under annual compensation in the Summary Compensation Table. The estimated years of benefit service, as of normal retirement at age 65, for the named executive officers are: Miles L. Marsh, 17 years; Robert C. Williams, 35 years; James K. Goodwin, 21 years; Stephen E. Hare, 29 years; Clifford A. Cutchins, IV, 24 years; Norman
K. Ryan, 35 years; Ernest S. Leopold, 35 years; and Ronald L. Singer, 13 years. The above table shows the approximate annual pension benefit which would be provided to salaried employees, under the benefit formula effective January 1, 1989, upon retirement at age 65 assuming that a single life annuity has been elected, except for Mr. Marsh as described above. The amounts in the table are not subject to reduction for Social Security or other offset amounts. The pension table includes benefits under the Supplemental Benefit Plan, some of which will be provided by the annuities purchased, if any, as described above.

                               PERFORMANCE GRAPH

     James River is subject to SEC rules which require all public companies to present a graph of total investment return in their annual proxy statement. The rules require a line graph which compares James River's five-year cumulative shareholder return on its Common Stock with the Standard & Poor's ("S&P") 500 Stock Index and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of James River's performance with the S&P 500 Stock Index and the S&P Paper and Forest Products Industry Index, assuming investments of $100 were made on December 31, 1990, and that dividends were reinvested.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                JAMES RIVER CORPORATION OF VIRGINIA, S&P 500 INDEX,
                  AND S&P PAPER AND FOREST PRODUCTS INDUSTRY INDEX



                              [INSERT GRAPH HERE]


                                1990      1991        1992      1993      1994      1995
James River                   $100.00    $ 78.48    $ 74.85    $ 80.27   $ 87.06   $106.03
S&P 500 Stock Index           $100.00    $130.47    $140.41    $154.56   $156.60   $214.86
S&P Paper and Forest
  Products Industry Index     $100.00    $126.84    $145.03    $159.84   $166.55   $183.38


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for ensuring that the design, development and approval of the Company's executive compensation program is based primarily on objective measures of performance at the corporate, business unit and individual level. The Committee believes compensation should vary based on individual and Company performance, be aligned to competitive peer groups and ultimately be driven by the long-term interests of shareholders. The Committee's executive compensation principles are as follows:

     (Bullet) In general, base compensation will be aligned to median base compensation levels at comparable organizations; they will, however, exceed competitive levels when individuals exceed expected performance levels.

     (Bullet) As executives assume greater responsibilities, their compensation packages will emphasize equity (stock options and restricted stock) and variable cash compensation.

     (Bullet) Executives will be rewarded for both financial and individual performance on the basis of defined goals and objectives.

     The executive compensation program consists of specific elements that, in the aggregate, are market comparative and are aligned to short- and long-term business objectives. For fiscal year 1995 the elements were base compensation, performance bonus, profit sharing and stock ownership. With continued emphasis on refining the executive compensation program into a strategic element of the overall business plan, 1996 compensation elements have been modified to consist of base compensation, management short-term cash incentives, and if approved by shareholders, performance based stock options and restricted stock.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1,000,000 limit on the amount that is deductible by the Company with respect to compensation earned by the Chief Executive Officer and each of the other named executive officers, unless specified plan design and administration parameters are met. The Compensation Committee and management will review, during 1996, the impact of these regulations on the design and administration of current and prospective executive compensation programs.

     To determine the Company's comparative position on each of the referenced compensation elements, the Company participates in and uses various published survey sources. In addition, the Company retained the services of an international compensation consulting firm to conduct a comparative review of the Company's compensation and broad-based benefit programs. Many of the companies which participated in published surveys, and which were studied in the comparative review, are included in the S&P 500 Stock Index. Several of the surveyed companies are included in the S&P Paper and Forest Products Industry Index.

BASE COMPENSATION

     Base compensation is the base salary program that provides executives with annual salaries which are, on average, at the median of consumer products and forest paper industries' base salary information for positions of similar scope and responsibility. The executive salaries are reviewed annually and are adjusted periodically when survey information shows that executive salaries have fallen below median salary information. This is the fixed component of the executive total cash compensation program.

PERFORMANCE BONUS

     The 1995 Performance Bonus Plan is designed as one of the two variable components of the executive total cash compensation program. Awards may be earned annually through the accomplishment of pre-established, individual performance objectives. Participants are assigned target award percentages based on their respective organizational salary grade. Target awards may be leveraged up or down by 100%. Executives earned awards in 1995 based on their achievement of their respective quantitative and qualitative performance objectives. This plan was terminated as of December 31, 1995, effective January 1, 1996, and was replaced by a management short-term cash incentive plan that emphasizes both financial and individual performance measures.

PROFIT SHARING

     Profit sharing is the second short-term, variable cash component of the executive total cash compensation program. This plan is intended to reinforce the results of maximizing Company and business unit profitability by linking awards directly to business unit and consolidated Company performance. The plan provides for above-median variable pay when business unit and/or Company performance exceeds pre-established objectives and below-median variable pay when performance is below expectations. Under the profit sharing plan in effect for the year ended December 31, 1995, specific business unit return on equity ("ROE") is correlated with a percentage of pretax profits to determine profit sharing pools for each business unit. The aggregate of the business unit profit sharing pools may not exceed a pool amount hypothetically generated on the basis of the consolidated financial statements. Awards, if any, were distributed from each business unit pool to business unit employees. The corporate pool and fiber business pool are based on a pro rata share of each business unit pool.

     Profit sharing awards, traditionally, have been distributed to all salaried employees in amounts commensurate with their organizational salary grade. Executive awards have varied in size on the basis of the generation of pretax profits and ROE. Ideally, the plan is designed to generate executive target awards that will approximate median short-term cash awards, as published in consumer products, forest paper and general industry surveys, when the Company attains a 15% ROE. As a result of the Company's 5.71% ROE performance in 1995, profit sharing awards were paid to participants, including the executive officers. This plan was terminated at the end of December 1995, effective January 1, 1996.

STOCK OWNERSHIP

     The stock option program is viewed as a long-term incentive plan used to align executive efforts and rewards with the maximization of Company performance and increases in shareholder value. By design, the plan rewards executives only when shareholders benefit from stock appreciation.

     Key employees, including the executive officers, are eligible to participate in this plan. Options are usually granted on an annual basis, with terms of ten years, and generally vest in equal installments over a period of three years. Options generally may not be exercised unless the individual remains an employee of the Company for at least one year after the grant date. All stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

     Individual awards under the stock option program are determined by salary grade and influenced by individual performance. The target awards established at each salary grade reflect published general industry survey data. Individual target option awards, when aggregated, total the number of options assigned to all plan participants for any given grant. Within this parameter, individual awards may be adjusted up or down, within the Committee's judgement, based on individual performance assessment.

     During 1995, the Compensation Committee authorized stock option grants to key employees, including the executive officers. The number of options granted to executives was based on average option grant face values awarded to consumer products, forest paper and general industry executives with positions of similar scope and responsibility. No further options will be granted under this plan if the shareholders approve the 1996 Stock Incentive Plan.

DEFERRED STOCK PLAN

     The primary objective of the Deferred Stock Plan is to encourage plan participants to continue as employees of the Company and to promote its success. The plan is also designed as a supplemental retirement plan by allowing participants to defer receipt of their vested awards until retirement. All dividends are reinvested in order to accumulate additional shares of deferred stock.

     It is the intent of the Compensation Committee to authorize awards under the program every five years. There have been three grants under this plan since its inception - in 1984, 1989 and 1993. Participation is generally limited to those senior level executives with significant policy and decision making responsibility. Each participant in the Deferred Stock Plan is issued an award of hypothetical shares of the Company's Common Stock. The awards vest over varying lengths of time, but not longer than eight years. The actual award value realized by the participant depends on his or her continued employment with the Company and the performance of the Common Stock.

     The number of shares granted to a recipient is determined by taking a percentage of a recipient's salary, based on the number of years until retirement, and dividing that amount by the fair market value per share on the date of the grant. These formula driven amounts are then adjusted, either up or down, to reflect an individual's qualitative and quantitative performance. No deferred stock awards were granted to the named executive officers under this plan in 1995, except for Mr. Marsh as discussed below. No further shares will be granted under this plan if the shareholders approve the 1996 Stock Incentive Plan.

CEO COMPENSATION

MR. WILLIAMS' COMPENSATION

BASE COMPENSATION

     Mr. Williams' annual base salary for 1995 was $900,000 and has not been adjusted since 1993.

PROFIT SHARING/PERFORMANCE BONUS

     Mr. Williams was awarded a $700,000 bonus by the Committee which was a combined award from the Profit Sharing and Performance Bonus Plans. The award was based on ROE performance of the Company and the Committee's discretionary assessment of Mr. Williams' achievements against his individual objectives.

STOCK OPTIONS/PREFERRED STOCK

     As dictated by Company policy, Mr. Williams did not receive stock options or deferred stock grants in 1995 because of his imminent retirement.

MR. MARSH'S COMPENSATION

BASE COMPENSATION

     Mr. Marsh's annual base salary is $800,000. The Committee having reviewed comparative salary information from published surveys representing consumer products, forest paper and general industry organizations believes Mr. Marsh's salary is comparable with other positions with similar scope and responsibility.

PROFIT SHARING/PERFORMANCE BONUS

     In lieu of participating in the Profit Sharing Plan and Performance Bonus Plan, Mr. Marsh received as part of his employment arrangement $150,000 for the portion of fiscal 1995 in which he was an employee of the Company. His employment arrangement also provides for a bonus program for his service during 1996. During 1996, Mr. Marsh will participate in a new management short-term cash incentive plan which specifically ties his short-term cash award opportunities to financial and individual performance objectives. Mr. Marsh will receive the greater of the amount calculated pursuant to his bonus program or the management short-term cash incentive plan for his service during 1996.

STOCK OPTIONS/DEFERRED STOCK

     The Committee granted Mr. Marsh 250,000 stock options at a grant price of $32.25 on October 2, 1995, his employment date with the Company. One-third of the options have vested and the remaining options will vest in equal installments on the second and third anniversary of the grant. In addition, Mr. Marsh received 50,000 deferred stock shares at a grant price of $32.13. These shares will also vest over a three year period. The Committee believes that these awards are a significant portion of Mr. Marsh's compensation package, and appropriately align Mr. Marsh's compensation package with the objective of maximizing shareholder value creation.

     Submitted by the Compensation Committee of the Board of Directors:

                          Robert M. O'Neil (Committee Chairman)
                          Worley H. Clark, Jr.
                          William V. Daniel
                          Joseph T. Piemont

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company's directors, certain officers and greater than ten percent shareholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The Company undertakes to file such forms for its directors and officers pursuant to powers of attorney given to certain attorneys-in-fact. Such directors, officers and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of copies of such reports received or written representations from such officers, directors and ten percent shareholders, the Company believes that, during the fiscal year ended December 31, 1995, all
Section 16(a) filing requirements applicable to its directors, officers and ten percent shareholders were met, except for four late Form 4 filings. These filings were for Mr. Williams to report the gift of 1,500 shares; for Mr. Ryan to report the sale of 180 shares for his grandchildren; for Mr. Leopold to report the exercise of 4,572 Stock Appreciation Rights and for Mr. Leopold to report the open market sale of 2,500 shares.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P. served as the Company's independent accountants during the Company's fiscal year ended December 31, 1995. Upon the recommendation of the Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the independent accountants of the Company for its fiscal year ending December 29, 1996. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting of Shareholders. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1995, is being mailed to you with this Notice and Proxy Statement. No part of the Annual Report shall be regarded as proxy soliciting material.

               PROPOSAL RELATED TO THE 1996 STOCK INCENTIVE PLAN

INTRODUCTION

     On February 15, 1996, the Board of Directors of the Company approved, subject to shareholder approval, the 1996 Stock Incentive Plan (the "1996 Plan"). Unless terminated earlier by the Board of Directors, the 1996 Plan will terminate on February 14, 2006. Until the 1996 Plan is approved by shareholders, no stock options, restricted stock or incentive stock shall be awarded.

     The purpose of the 1996 Plan is to further the long-term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company, its subsidiaries and foreign affiliates, who can contribute to the financial success of those corporations. It is believed that ownership of Common Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its subsidiaries and foreign affiliates is and will be largely dependent upon for the successful conduct of their business. It is also believed that awards granted to such employees under the 1996 Plan will also further the identification of those employees' interests with those of the Company's shareholders.

     The principal features of the 1996 Plan are summarized below. This summary is qualified by reference to the complete text of the 1996 Plan, which is attached as Exhibit A.

GENERAL

     The 1996 Plan authorizes the reservation of an aggregate of 5,146,774 authorized, but unissued, shares of Common Stock, of which only 1,000,000 are additional shares not previously reserved. The 5,146,774 shares of Common Stock reserved include 1,146,774 shares available for the grant of options under the Company's 1987 Stock Option Plan (the "1987 Plan") that will not be granted and 1,000,000 shares reserved for issuance under the Company's Deferred Stock Plan that will not be awarded. The 5,146,774 shares reserved also includes 2,000,000 shares allocable to options that are expected to expire or otherwise terminate unexercised under the 1987 Plan and awards of Common Stock under the Deferred Stock Plan that are expected to be forfeited. Shares allocable to options granted under the 1996 Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on restricted stock, incentive stock or deferred stock awarded under the 1996 Plan may again be subjected to an award under this 1996 Plan. For purposes of determining the number of shares that are available for awards under the 1996 Plan, such number shall, if permissible under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 ("Rule 16b-3"), include the number of shares surrendered by a participant or retained by the Company in payment of applicable withholding taxes.

     Adjustments will be made in the number of shares which may be issued under the 1996 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or the Company's preferred stock.

     The Common Stock is traded on the New York Stock Exchange, and on February 20, 1996, the closing price was $27.00.

ELIGIBILITY

     All present and future employees of the Company, its subsidiaries and foreign affiliates who hold positions with management responsibilities are eligible to receive incentive awards under the 1996 Plan. The Company estimates that it has approximately 300 such employees (eight of whom are executive officers).

ADMINISTRATION

     The 1996 Plan will be administered by a committee comprised of directors of the Company who are not eligible to participate in the 1996 Plan or any similar plan of the Company. It is anticipated that the committee will be the Compensation Committee. The committee has the power and complete discretion to determine when to grant awards, which eligible employees will receive awards, whether the award will be an incentive or nonstatutory stock option, restricted stock or incentive stock (as described below), and the number of shares to be allocated to each award. The committee may impose conditions on the exercise of options, and may impose conditions, other restrictions and requirements as it may deem appropriate on the transfer of restricted stock and incentive stock, including the right to reacquire shares issued pursuant to an award.

STOCK OPTIONS

     Options to purchase shares of Common Stock granted under the 1996 Plan may be incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), while nonstatutory stock options do not. The exercise price of a nonstatutory stock option may not be less than 85%, and the exercise price of an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%), of the fair market value of the Common Stock on the date of the option grant. The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1996 Plan, or any other similar plan maintained by the Company, is limited to $100,000.

     The committee will determine the exercise period of options awarded, provided, however, that incentive stock options may not be exercised after the earliest of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. The Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a "change of control," as defined in the 1996 Plan. In general, "change of control" means the acquisition of 20% or more of the Common Stock or voting securities by a person or group and certain changes in the membership of the Board of Directors.

     If the option so provides, an optionee may exercise an option (i) by paying the purchase price in cash; (ii) by delivering or causing to be withheld from the option, shares of Common Stock; (iii) by delivering a promissory note or
(iv) by making appropriate arrangements through a broker for delivery of the exercise price. The committee may also provide for a replacement feature in the option whereby an employee who exercises an option by delivering already owned shares of Common Stock will be automatically granted a new replacement option equal in amount to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the Common Stock on the date of delivery and otherwise having the same terms. The replacement option will not have a replacement feature.

RESTRICTED STOCK

     Restricted stock issued pursuant to the 1996 Plan will be subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the 1996 Plan and (ii) if a holder of restricted stock ceases to be employed by the Company, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The number of shares of restricted stock subject to outstanding awards at any time may not exceed 1,584,108 less the number of shares of restricted stock with respect to which restrictions have previously lapsed other than through forfeiture.

     The committee will establish restrictions on each restricted share which may include the lapsing of such restrictions at the end of a specified period of time, the meeting of performance goals, the disability, death or retirement of the participant, or a change of control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

INCENTIVE STOCK

     The committee may establish performance programs with fixed goals and designate key employees as eligible to receive incentive stock if the goals are achieved. Incentive stock will only be issued in accordance with the program established by the committee. More than one performance program may be established by the committee and they may operate concurrently or for varied periods of time. A participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a shareholder until incentive shares are received.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly held company with respect to its CEO and each of its other four most highly compensated executive officers. An exception is provided for performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and outside director administrative requirements are met. In order to qualify compensation recognized upon the exercise of a nonstatutory stock option for the performance-based exception under Code section 162(m), the 1996 Plan limits the number of shares which can be made subject to the grant of an option to an employee in any calendar year to 300,000 and requires that the 1996 Plan be administered by two or more directors who are "outside directors" within the meaning of Code section 162(m) and regulations thereunder.

TRANSFERABILITY OF AWARDS

     All options and rights to receive incentive stock and restricted shares during the applicable period of restriction, awarded under the 1996 Plan are generally not transferable other than by will or by the laws of descent and distribution.

AMENDMENT OF THE 1996 PLAN AND AWARDS

     The Board may amend the 1996 Plan in such respects as it deems advisable; provided that, if and to the extent required by Rule 16b-3, the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1996 Plan or (ii) materially increase the number of shares of Common Stock that may be issued under the 1996 Plan or (iii) materially modify the requirements of eligibility for participation in the 1996 Plan. Awards granted under the 1996 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     An employee will not incur federal income tax when he or she is granted a nonstatutory stock option or incentive stock option. Upon exercise of a nonstatutory stock option, an employee generally will recognize compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. The committee has authority under the 1996 Plan to include provisions allowing the employee to elect to have a portion of the shares he would otherwise acquire upon exercise of an option withheld to cover his withholding tax liabilities. The election will be effective only if approved by the committee and made in compliance with other requirements set forth in the 1996 Plan. When an employee exercises an incentive stock option, he generally will not recognize income subject to tax, unless he is subject to the alternative minimum tax.

     An employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. "Statutory option stock" is stock acquired upon the exercise of incentive stock options. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock."

     Generally, an employee will not incur federal income tax when he is granted restricted stock until the restrictions imposed have lapsed. An employee who is eligible to receive incentive stock if performance goals are met will not incur federal income tax until the incentive stock is received. In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. An employee who receives shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Generally, such amounts will be included in income in the tax year in which such event occurs, but special tax rules may apply in the case of an insider that would defer recognition of income until the restricted stock or incentive stock could be sold by the insider without incurring a liability under section 16(b) of the Securities Exchange Act of 1934. The income recognized will be subject to income tax withholding by the Company.

     Assuming the employee's compensation is otherwise reasonable and that exceptions to the new statutory limitations on compensation deductions by publicly held companies (as discussed above) imposed by Section 162(m) of the Code apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an award recognizes ordinary compensation income in connection therewith. In some cases, such as the exercise of a nonstatutory option, the Company's deduction may be contingent upon the Company's meeting withholding tax requirements. The 1996 Plan is intended to qualify for the Code section 162(m) exception so that compensation income recognized upon the exercise of a nonstatutory option will be performance based. Incentive stock awarded under the 1996 Plan may qualify for the performance based exception but the regulations under Code section 162(m) generally exclude restricted stock from this exception. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.

     This summary of federal income tax consequences of nonstatutory stock options, incentive stock options, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

VOTE REQUIRED

     The adoption of the 1996 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented by properly executed and delivered proxies and entitled to vote at the Annual Meeting.

              THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE
                           1996 STOCK INCENTIVE PLAN
                IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND,
        ACCORDINGLY, RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED
                           1996 STOCK INCENTIVE PLAN.

             PROPOSAL RELATED TO THE DIRECTOR STOCK OWNERSHIP PLAN

INTRODUCTION

     On February 15, 1996, the Board of Directors adopted, subject to shareholder approval, the Director Stock Ownership Plan (the "Director Stock Plan"). The Director Stock Plan, which will be administered by the Board, will become effective April 25, 1996, if approved by the shareholders of the Company. If approved, the Director Stock Plan will terminate upon the earlier of (a) the adoption of a resolution of the Board terminating the Director Stock Plan, (b) the date shares are no longer available for issuance under the Director Stock Plan or (c) the tenth anniversary of the Director Stock Plan's effective date.

     The purpose of the Director Stock Plan is to increase the level of ownership of the Company's Common Stock by non-employee directors. The Director Stock Plan replaces the Company's practice of paying non-employee director retainer fees solely in cash by automatically paying 50% of such fees in Common Stock and providing non-employee directors with a means of electing to receive the balance of retainer fees in Common Stock.

     The Director Stock Plan authorizes an aggregate maximum of 100,000 shares of Common Stock for the award of restricted stock to eligible members of the Company's Board of Directors.

     The principal features of the Director Stock Plan are summarized below. This summary is qualified by reference to the complete text of the Director Stock Plan, which is attached as Exhibit B.

ELIGIBILITY

     A director will be eligible to participate in the Director Stock Plan if the director is not otherwise an employee of the Company or any subsidiary and was not an employee of the Company or subsidiary for a period of at least one year before the date of an award under the Director Stock Plan (a "non-employee director"). Nine non-employee members of the Board and nominees, therefore, presently qualify to receive an award under the Director Stock Plan.

AWARDS OF RESTRICTED SHARES

     On the May 1 following the Annual Meeting of the Company's shareholders on April 25, 1996, and on each May 1 thereafter (the "Award Date"), each non-employee director elected or re-elected at the annual meeting will automatically be entitled to receive, as of the Award Date instead of cash with respect to 50% of the non-employee director's retainer fees payable on account of the director's "annual service period," the greater of (a) 250 shares of Common Stock or (b) the number of whole shares of Common Stock that, when multiplied by the fair market value of the Common Stock as of the Award Date, shall as nearly as possible equal, but not exceed, 50% of the non-employee director's retainer fees payable with respect to that annual service period (the "Automatic Award"). The "annual service period" begins on the date of the annual shareholders meeting and ends on the day immediately preceding the next following annual shareholders meeting.

     With respect to the remaining 50% of the non-employee director's retainer fees, each non-employee director (except certain eligible directors as discussed below) may, at any time during the 120-day period before the beginning of the annual service period to which the retainer fees relate, elect to receive as of the annual Award Date, instead of cash, the number of whole shares of Common Stock that, when multiplied by the fair market value of the Common Stock shall as nearly as possible equal but not exceed the remaining 50% of the eligible director's retainer fees payable with respect to that annual service period (the "Elective Award"). A director who has previously made an election under the Company's Deferred Compensation Plan for Outside Directors to defer the receipt of retainer fees that is still in effect may not elect to receive an Elective Award.

     In both of the foregoing award computations, the fair market value of Common Stock means the average of the high and low trading prices of the Common Stock, as reported in the WALL STREET JOURNAL, for the annual Award Date.

     The shares of Common Stock received by a non-employee director pursuant to the Automatic Award or an Elective Award generally will be restricted and will be forfeitable and nontransferable until the end of the annual service period. However, Automatic and Elective Awards, and the restricted stock to which the awards relate, will become vested and nonforfeitable before the end of the annual service period if the director ceases to be a non-employee director on account of death, disability or retirement from the Board at age 65 or as a result of a change of control. The Director Stock Plan generally defines change of control as the acquisition of 20% or more of the Common Stock or voting securities by a person or group and certain changes in the membership of the Board of Directors.

DEFERRAL ELECTION

     A non-employee director may elect to defer payment of part or all of his award. A non-employee director will designate, at the time of deferral, that the payment be made either (i) as of the first day of the calendar year that is at least three years after the date of the award or (ii) when the non-employee director ceases to be a member of the Board of Directors. Special distribution rules apply when a deferral election is in effect for successive service periods. If an eligible director elects to defer receipt of all or part of the awards, the Company will establish a book account in the director's name to which will be recorded the hypothetical number of shares of Common Stock for which receipt has been deferred (the "deferred stock account"). No actual shares of Common Stock will be issued for these deferred shares. If the non-employee director continues to be a member of the Board of Directors during the annual service period following the date of the awards, the director will receive payment of his deferred stock account based on his election. The director also will be entitled to receive payment of his deferred stock account upon (i) retirement from the Board of Directors at or after attaining age 65, (ii) death or disability while serving as a member of the Board of Directors or (iii) termination from the Board of Directors as a result of a change of control (as defined in the Director Stock Plan and described above). If a director ceases to be a member of the Board of Directors for any other reason during the annual service period following the date of the award, the hypothetical shares credited to his deferred stock account will be forfeited.

     When a director becomes entitled to payment of his deferred stock account, the Company will distribute that number of whole shares of Common Stock that is equal to the number of hypothetical whole shares of Common Stock then credited to his deferred stock account. Shares of Common Stock so distributed will not be subject to any restrictions.

     If at any time under the Director Stock Plan there are not sufficient shares available to fully permit the Automatic and Elective grants and restricted stock awards (taking into account Common Stock issuable pursuant to previously made deferral elections), Elective Awards will be void and Automatic Awards will be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

TRANSFERABILITY OF RESTRICTED STOCK

     Restricted stock awarded under the Director Stock Plan generally will become nonforfeitable and transferable at the end of the annual service period if the holder is then a non-employee director and may not be assigned or otherwise transferred before the date it becomes transferable and nonforfeitable by its terms. Under certain circumstances (described above), the restricted stock may become transferable and nonforfeitable before the end of the annual service period to which the award relates.

AMENDMENT OF THE DIRECTOR STOCK PLAN

     The Board may suspend, discontinue, revise or amend the Director Stock Plan provided, however, to the extent required by Rule 16b-3, no revision or amendment may increase the number of shares subject to the Director Stock Plan or materially increase the benefits accruing under the Director Stock Plan, without the approval of the Company's shareholders.

FEDERAL INCOME TAX CONSEQUENCES

     Generally, federal income tax is not incurred when a non-employee director receives an award of restricted stock unless the director makes an election under Section 83(b) of the Internal Revenue Code to have the award taxed as compensation income at fair market value on the award date. When the restricted stock becomes nonforfeitable, if no election has been made under Section 83(b), the shares of restricted stock will be subject to tax based on their fair market value on the later of (a) the date the restricted stock becomes unforfeitable or
(b) the date the director could sell the shares without incurring a liability under Section 16(b) of the Securities Exchange Act of 1934. If the director has deferred the receipt of restricted stock to a date in the future (see Deferral Election above), the shares will be subject to tax based on their fair market value on the later of (a) the date of receipt, or (b) the date the director could sell the shares without incurring a liability under Section 16(b) of the Securities Exchange Act of 1934. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the eligible director.

     The foregoing discussion of federal income tax aspects is only a summary and based upon interpretations of the existing laws, regulations and rulings which could be materially altered with the enactment of any new tax legislation. This summary of federal income tax consequences of stock options and the award of restricted stock does not purport to be complete. There may also be state and local income taxes applicable to these transactions.

                               NEW PLAN BENEFITS
                         DIRECTOR STOCK OWNERSHIP PLAN

            NAME AND POSITION (1)                DOLLAR VALUE (2)     NUMBER OF UNITS
                                                       ($)
Directors and Nominees:
     William T. Burgin                                15,000                (3)
     Worley H. Clark, Jr.                             15,000                (3)
     William T. Comfort, Jr.                          15,000                (3)
     Gary P. Coughlan                                 15,000                (3)
     William V. Daniel                                15,000                (3)
     Bruce C. Gottwald                                15,000                (3)
     Robert M. O'Neil                                 15,000                (3)
     Richard L. Sharp                                 15,000                (3)
     Anne M. Whittemore                               15,000                (3)

     (1) Only non-employee Directors are eligible to participate in the Director Stock Ownership Plan.

     (2) The dollar value represents 50% of the annual retainer fee of $30,000 effective April 25, 1996.

     (3) The number of units is determined based upon the greater of 250 shares of Common Stock or the fair market value of Common Stock calculated as the average of the high and low trading prices of the Common Stock as reported in the WALL STREET JOURNAL for the annual award date.

VOTE REQUIRED

     The adoption of the Director Stock Ownership Plan requires the affirmative vote of the holders of a majority of the shares present or represented by properly executed and delivered proxies and entitled to vote at the Annual Meeting.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
            ADOPTION OF THE PROPOSED DIRECTOR STOCK OWNERSHIP PLAN.

                              SHAREHOLDER PROPOSAL
               CONCERNING NON-EMPLOYEE DIRECTOR PENSION BENEFITS

     Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York, 11024, owner of 700 shares of James River Common Stock, has informed management of his intention to present for action at the Annual Meeting the following resolution:

PROPOSED RESOLUTION (REPRODUCED AS PROPOSED)

     RESOLVED, that the shareholders assembled in person and by proxy, recommend
(i) that all future non-employee directors not be granted pension benefits and
(ii) current non-employee directors voluntarily relinquish their pension benefits.

PROPONENT'S STATEMENT OF SUPPORT

     Aside from the usual reasons, presented in the past, regarding "double dipping," that is outside (non-employee) directors who are in almost all cases amply rewarded with their pension at their primary place of employment, and in many instances serving as outside pensioned directors with other companies, there are other more cogent reasons that render this policy as unacceptable.

     Traditionally, pensions have been granted in both the private and public sectors for long time service. The service component usually represents a significant number of hours per week. The practice of offering pensions for consultants is a rarity. Outside director's service could logically fit the definition of consultants and pensions for this type of service is an abuse of the term.

     But more importantly, outside directors, although retained by corporate management, namely the CEO, are in reality representatives of shareholders. Their purpose is to serve as an impartial group to which management is accountable. Although outside directors are certainly entitled to compensation for their time and expertise, pensions have the pernicious effect of compromising their impartiality. In essence, pensions are management's grants to outside directors to insure their unquestioning loyalty and acquiescence to whatever policy management initiates, and at times, serving their own self interests. Thus, pensions become another device to enhance and entrench management's controls over corporate policies while being accountable only to themselves. I am a founding member of the Investors Rights Association of America and I feel this practice perpetuates a culture of corporate management "cronyism" that can easily be at odds with shareholder and company interest.

     A final note in rebuttal to management's contention that many companies offer their outside directors pensions, so they can attract and retain persons of the highest quality. Since there are also companies that do not offer their outside directors pensions, can management demonstrate that those companies that offer pensions have a better performance record than their non-pensioned peers? In addition, do we have any evidence of a significant improvement in corporate profitability with the advent of pensions for outside directors?

                 I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION

               POSITION OF THE BOARD OF DIRECTORS OF THE COMPANY

     The best interests of James River and its shareholders are clearly served by having the most talented, experienced and committed individuals serving as outside directors. As a result of extensive study by management, the Company Retirement Plan for Outside Directors was made effective as of December 16, 1993, and amended on February 18, 1994. The plan provides benefits for Outside Directors who complete at least five years of eligible service. According to a 1995 survey by Spencer Stuart, a nationally known executive search consulting firm, 80% of 100 major U.S. industrial corporations surveyed have adopted retirement plans for outside directors. The Board believes that such plans have become increasingly necessary to attract and retain quality directors to serve on boards.

     Management has determined that paying a retirement benefit is appropriate since it provides not only an incentive to join the Board, but to remain on the Board for a period of time in order to gain the experience and knowledge of James River's complex business. Payment of retirement benefits also recognizes the ever-increasing time commitment, diligence, and risks associated with Board service. This plan, like all benefit plans offered by James River, is reviewed and reconsidered on a regular basis.

     The Board also opposes the proposal because it would require the termination of retirement benefits being paid to directors who have already retired and cancellation of retirement benefits that have accrued for directors who are currently serving. The Company's Retirement Plan for Outside Directors was an inducement for non-employee directors to join and remain in service on the Board. To ask such directors to relinquish already earned benefits would be, in the Board's view, an act of bad faith and a breach of a contractual commitment.

     Your Board believes that in order to stay competitive and to attract top quality persons to serve, the Retirement Plan for Outside Directors should remain in place.

VOTE REQUIRED

     If presented to the shareholders for consideration, no second to the proposal being required, adoption of this proposal requires the affirmative vote of a majority of the votes cast for or against this proposal at the Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                SHAREHOLDER PROPOSAL ON EQUAL EMPLOYMENT REPORT

     Christian Brothers Investment Services, Inc. ("CBIS"), 675 Third Avenue, New York, New York, 10017-5704, owner of 43,450 shares of James River Common Stock, has informed management of its intention to present the following resolution at the Annual Meeting:

PROPONENT'S STATEMENT OF SUPPORT AND RESOLUTION (REPRODUCED AS PROPOSED)

     In 1994 corporations spent more than $2.2 billion on legal fees and related discrimination settlements. Also the Equal Employment Opportunity Commission
(EEOC) reported that over 155,000 discrimination complaints were filed in 1994. The high cost of legal expenses, the potential loss of government contracts and both the social and financial consequences of a damaged corporate image from discrimination allegations has placed this issue high upon a priority list for shareholders. Companies must better reflect the marketplace, the customer, trading partners, and the diverse workforce through all levels of its organization.

     CEO's from 28 major companies have cited changing demographics of the labor force, the diverse national consumer market, and rapid globalization of the marketplace as reasons for expanding diversity. Over 100 major employers publicly report on work diversity and EEO-1 information. Corporate publications available to their shareholders such as; Capital Cities/ABC's COMMITMENT REPORT for shareholders, Kmart Corporation's REFLECTIONS OF AMERICA, U.S. Air's AFFIRMING WORKPLACE DIVERSITY, Amoco's DIVERSE WORK FORCE and Sears' CORPORATE RESPONSIBILITY REPORT, just to name a few, are disclosing EEO statistics for public review.

     Many California corporations provide this data voluntarily, including all of the regulated utilities and most of the major banks. Southern California Edison, for example, has informed the Glass Ceiling Commission that it supports public reporting of this kind.

     The bi-partisan Glass Ceiling Commission was established to study and make recommendations on the Glass Ceiling by 1995. Concerned investors have closely watched the development of this study. Secretary of Labor, Robert Reich, and a 21 member Glass Ceiling Commission released a report called "Good For Business:
Making Full Use of The Nation's Human Capital." This report is an important analysis for shareholders because it shows that in the U.S. we select from less than 1/2 the total talent in our workforce. For example, women and minorities who represent over 57% of the workforce represent only 3% of the executive management positions. This is a serious deficiency in our ability to select the most talented people for our top management positions. It affects our competitive position if we stifle this gifted portion of our workforce.

     Through this resolution we are asking our company to report to shareholders the progress we have made and the obstacles we still have to overcome.

     Be it resolved: A report shall be prepared at a reasonable cost, by September, 1996, excluding confidential information and shall focus on the following areas:

     1. A copy of the consolidated EE0-1 report for 1993, 1994 and 1995 are available to shareholders upon request.

     2. Report the number of discrimination complaints and lawsuits concerning race, gender and the physically challenged. The cost to the company and shareholders from discrimination lawsuits and alternatives to resolve the issue.

     3. Report any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect the company's government contracts and legal penalties.

     4. Report to shareholders on race, ethnicity and gender among top management.

     5. A description of any policies and programs utilizing the purchase of goods and services from minority- and/or female-owned business enterprises.

               POSITION OF THE BOARD OF DIRECTORS OF THE COMPANY

     James River is strongly committed to equal employment opportunity as evidenced by its policy and programs. Company policy is to select and place employees on the basis of qualification for work to be performed, without regard to age, race, color, sex, religion, national origin, status as a qualified individual with a disability, or any other status protected by law. Employment practices that unlawfully discriminate against any employee or applicant for employment are prohibited throughout the corporation. The equal employment opportunity policy is communicated to employees in various Company documents, such as James River's Standards of Business Conduct, employee newsletters and manuals and labor contracts, and by postings on bulletin boards. Managers are instructed to base employment and promotional decisions in accordance with Company policy.

     James River participates in a variety of programs and initiatives that support its policy of equal employment opportunity. These include: mentor and intern programs, career counseling, curriculum development, cultural awareness, leaves of absence for dependent care, flexible work schedules and telecommuting and cross-functional training. In addition, James River has established relationships with certain minority organizations and educational institutions to enhance its efforts to attract talented candidates for employment. James River not only contributes money to educational initiatives designed to enhance educational and employment opportunities for minorities, but is involved in leadership and advocacy roles to promote such opportunities; the Company has been recognized for its initiatives by numerous awards.

     James River has adopted affirmative action policies and programs throughout the Company which include programs to recruit qualified females and ethnic minorities. Recruiting agencies, labor unions and suppliers of goods and services are advised of these programs and are asked to cooperate in meeting our affirmative action goals. Additionally, James River has a minority vendor program encouraging the purchase of goods and services from minority- and/or female-owned business enterprises. The Company provides detailed statistical information on equal employment opportunity to the government agencies through the Equal Employment Opportunity reports. Any material claim or litigation is already disclosed in the Company's Annual Report.

     Your Board believes that James River's commitment to equal employment opportunity is exemplary and is part of its ordinary business operations. In light of the fact that James River already spends significant resources to produce and file over 50 reports, and given the Company's existing policies and initiatives, the Board believes that producing additional reports, as CBIS proposes, would neither advance the Company's business performance or its commitment to equal employment opportunity, and the resources required to comply with the proposal would far exceed any shareholder value.

     A similar proposal was rejected by 90.8% of the votes cast for or against the proposal when it was previously submitted at the Annual Meeting held on April 20, 1995.

VOTE REQUIRED

     If presented to the shareholders for consideration, no second to the proposal being required, adoption of this proposal requires the affirmative vote of a majority of the votes cast for or against this proposal at the Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Company has no present knowledge of any other matters to be presented at the Annual Meeting of Shareholders. If any other matters should properly come before the meeting, and any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy with respect to any such other matter in accordance with their best judgment.

                       PROPOSALS FOR 1997 ANNUAL MEETING

     Any shareholder desiring to make a proposal to be acted upon at the 1997 Annual Meeting of Shareholders must present such proposal to Clifford A. Cutchins, IV, the Corporate Secretary of the Company, whose address is P.O. Box 2218, Richmond, Virginia 23218, not later than November 13, 1996, in order for the proposal to be considered for inclusion in the Company's Proxy Statement. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     The Company's Bylaws prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1997 Annual Meeting of Shareholders, notice of nomination must be given to the Corporate Secretary of the Company not earlier than December 1, 1996, but before January 1, 1997. The notice must describe various matters regarding the nominee, including the name, address, and occupation and the number of shares of Common Stock held by such person. For a shareholder to bring other business before the 1997 Annual Meeting of Shareholders, notice must be given to the Corporate Secretary of the Company between December 1, 1996, and January 1, 1997, and must include a description of the proposed business, the reasons therefore, and other specified matters. However, if the shareholder wishes a proposal to be considered for inclusion in the Company's Proxy Statement, such proposal must be presented not later than November 13, 1996, as explained above. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER APRIL 15, 1996, FREE OF CHARGE, UPON WRITTEN REQUEST TO JAMES RIVER CORPORATION OF VIRGINIA, ATTENTION: INVESTOR RELATIONS, P.O. BOX 2218, RICHMOND, VIRGINIA 23218, OR BY CALLING (804) 343-4900.

                                                                       EXHIBIT A

                      JAMES RIVER CORPORATION OF VIRGINIA
                           1996 STOCK INCENTIVE PLAN

     JAMES RIVER CORPORATION OF VIRGINIA (the "Company") hereby adopts this James River Corporation of Virginia 1996 Stock Incentive Plan.

     1. PURPOSE. The purpose of the James River Corporation of Virginia 1996 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of the Company by attracting and retaining key management employees and employees of the Company and its Subsidiaries and Foreign Affiliates who can contribute to the financial success of those corporations through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company and its Subsidiaries and Foreign Affiliates is and will be largely dependent for the successful conduct of their business. It is also believed that awards granted to such employees under this Plan will also further the identification of those employees' interests with those of the Company's shareholders.

     The Plan has been adopted by the Board of Directors of the Company and subject to the approval of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

      (a)  "Act" means the Securities Exchange Act of 1934, as amended.

      (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock or Incentive Stock.

      (c) "Award" means the award of an Option, Restricted Stock or Incentive Stock under the Plan.

      (d) "Beneficiary" means the person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant determined under Section 19.

      (e)  "Board" means the Board of Directors of the Company.

      (f)  "Change of Control" means:

           (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

          (ii) Any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

      (g)  "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" means the committee appointed to administer the Plan as provided in Section 16.

      (i)  "Company" means James River Corporation of Virginia.

      (j) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

      (k) "Corporate Change" means a consolidation, merger, dissolution or liquidation of the Company, a Subsidiary or Foreign Affiliate, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company, a Subsidiary or Foreign Affiliate; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

      (l) "Date of Grant" means the date as of which an Award is made by the Committee.

      (m) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

      (n) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices as reported by NASDAQ. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

      (o) "Foreign Affiliate" means an entity that is not organized under the laws of the United States, or any state thereof or any political subdivision of any state, and in which the Company has, directly or indirectly, a substantial interest.

      (p) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan established by the Committee as provided in Section 8.

      (q) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

      (r)  "Insider" means a person subject to Section 16(b) of the Act.

      (s) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

      (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

      (u) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

      (v) "Participant" means any employee who receives an Award under the Plan.

      (w) "Replacement Feature" means a feature of an Option, as described in the Participant's stock option agreement, that provides for the automatic grant of a Replacement Option in accordance with the provisions of Section 9(b).

      (x) "Replacement Option" means an Option granted to a Participant equal to the number of shares of already owned Company Stock that are delivered by the Participant to exercise an Option, as described in
           Section 9(b).

      (y) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

      (z) "Rule 16b-3" means Rule 16b-3 of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

     (aa) "Subsidiary" means an entity of which the Company owns 50% or more of the total combined voting power of all classes of stock.

     (bb) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

     3. GENERAL. The following types of Awards may be granted under the Plan:
Options, Restricted Stock and Incentive Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. STOCK. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 5,146,774 shares of Company Stock, which shall be authorized, but unissued, shares. The 5,146,774 shares reserved for issuance under the Plan include 1,146,774 shares available for the grant of options under the Company's 1987 Stock Option Plan (the "1987 Plan") that will not be granted and 1,000,000 shares reserved for issuance under the Company's Deferred Stock Plan which will not be awarded. The 5,146,774 shares reserved also includes 2,000,000 shares allocable to Options that are expected to expire or otherwise terminate unexercised under the 1987 Plan and awards under the Deferred Stock Plan that are expected to be forfeited. Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock or Incentive Stock awarded under the Plan may again be subjected to an Award under this Plan. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

     5. ELIGIBILITY.

     (a) Any employee of the Company or a Subsidiary or Foreign Affiliate who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company shall be eligible to receive Awards under the Plan. Directors of the Company who are employees and are not members of the Committee are eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Awards and to determine for each employee the terms, conditions and nature of the Award and the number of shares to be allocated to each employee as part of the Award. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award.

     (b) The grant of an Award shall not obligate the Company or any Subsidiary or Foreign Affiliate to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

     (c) When granting Awards to employees of a Foreign Affiliate, the Committee shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and includes establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulation requirements imposed by the foreign country or countries of the Foreign Affiliate or in which Participants employed by the Foreign Affiliate reside.

     6. STOCK OPTIONS.

     (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

     (b) The Committee shall establish the exercise price of Options. The exercise price of a Nonstatutory Stock Option shall be not less than 85% of the Fair Market Value of the shares of Company Stock covered by the Option on the Date of Grant. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

     (c) An employee may not receive awards of Options under the Plan with respect to more than 300,000 shares of Company Stock during any calendar year.

     (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

     (e) The Committee shall establish the term of each Option in the Participant's stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's stock option agreement, after the termination of the Participant's employment. The Committee shall set forth in the Participant's stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment.

     (f) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted after 1986 under the Plan and all other plans of the Company and any parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (g) If a Participant dies and if the Participant's stock option agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the stock option agreement.

     (h) The Committee may, in its discretion, grant Options containing a Replacement Feature as described in Section 9(b) and may amend previously granted Nonstatutory Stock Options to provide such a Replacement Feature.

     7. RESTRICTED STOCK AWARDS.

     (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

     (b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

     (c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

     (d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Award agreement. If stock dividends are declared on

         Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

     (e) The number of shares of Restricted Stock subject to outstanding awards at any time may not exceed 1,584,108 less the number of shares of Restricted Stock with respect to which restrictions have previously lapsed (other than through forfeiture).

     8. INCENTIVE STOCK AWARDS.

     (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee. The Committee shall establish such performance criteria as it deems appropriate as a prerequisite for the issuance of Incentive Stock. A Participant who is eligible to receive Incentive Stock will have no rights as a shareholder before receipt of the Incentive Stock certificates. Incentive Stock may be issued without cash consideration. A Participant's interest in an incentive program or the contingent right to receive Incentive Stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     (b) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control or Corporate Change occurs, even though the performance goals set by the Committee have not been met.

     9. METHOD OF EXERCISE OF OPTIONS.

     (a) Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or cause shares of Company Stock (valued at their Fair Market Value on the date of exercise) to be withheld in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price, together with such collateral and subject to such terms as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

     (b) If a Participant exercises an Option that has a Replacement Feature by delivering already owned shares of Company Stock, the Participant shall automatically be granted a Replacement Option. The Replacement Option shall be subject to the following provisions:

          (i) The Replacement Option shall cover the number of shares of Company Stock delivered by the Participant to exercise the Option;

          (ii)  The Replacement Option will not have a Replacement Feature;

          (iii) The exercise price of shares of Company Stock covered by a Replacement Option shall be not less than 100% of the Fair Market Value of such shares on the date the Participant delivers shares of Company Stock to exercise the Option; and

          (iv) The Replacement Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option and such other restrictions as the Committee deems appropriate.

     (c) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     10. DEFERRAL OF PAYMENT.

     (a) Regardless of whether provided for in the Award agreement, the Committee may defer payment of a Participant's benefit under the Plan if and to the extent that the sum of (i) the Participant's Plan benefit, plus (ii) all other compensation paid or payable to the Participant for the fiscal year in which the Plan benefit would otherwise be paid exceeds the maximum amount of compensation that the Company may deduct under Code section 162(m) with respect to the Participant for the year. If deferred by the Committee, the benefit shall be paid in the first fiscal year of the Company in which the sum of the Participant's Plan benefit and all other compensation paid or payable to the Participant does not exceed the maximum amount of compensation deductible by the Company under Code section 162(m). This Section shall only apply to Participants and Plan benefits covered by Code section 162(m).

     (b) The Committee may defer payment of part or all of a Plan benefit with respect to a Participant who is an Insider, to the extent necessary or appropriate to comply with Rule 16b-3.

     (c) The Committee shall have sole discretion to determine whether and to what extent Plan benefits are to be deferred pursuant to this Section, how such deferred amounts are to be calculated and when deferred amounts shall be paid. The Committee's determination shall be final and binding.

     11. APPLICABLE WITHHOLDING TAXES. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee and, in the case of an Insider, in accordance with Rule 16b-3.

     12. NONTRANSFERABILITY OF AWARDS.

     (a) In general Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

     (b) Notwithstanding the provisions of (a) and subject to applicable securities laws, the Committee may grant Nonstatutory Stock Options that permit, or amend Nonstatutory Stock Options to permit, a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members or to a partnership whose only partners are immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate. Except to the extent otherwise permitted by Rule 16b-3, Options that are intended to be exempt from Section 16(b) of the Act pursuant to Rule 16b-3 may not be transferable except by will or by the laws of descent and distribution.

     13. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective February 15, 1996, subject to approval by the Company's shareholders. Until the Plan is approved by the Company's shareholders and all applicable federal and state securities laws have been complied with and the shares of Company Stock have been listed on the stock exchange or exchanges where traded, no Options shall be exercisable and no Award shall be made that would result in the issuance of shares of Company Stock.

     14. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 14, 2006. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 15), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

     15. CHANGE IN CAPITAL STRUCTURE.

     (a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

     (b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a Subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

     (c) If a Change of Control or Corporate Change occurs, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the vesting and payment of Awards, releasing restrictions on Awards, and accelerating the expiration dates of Options. The effectiveness of such acceleration or release of restrictions shall be conditioned upon the consummation of the applicable Change of Control or Corporate Change.

     (d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

     16. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by a Committee consisting of two or more outside directors of the Company, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. If and to the extent required by Rule 16b-3, all members of the Committee shall be "disinterested persons" as that term is defined in Rule 16b-3, and the Committee shall be comprised solely of two or more "outside directors" as that term is defined for purposes of Code section 162(m). If any member of the Committee fails to qualify as an "outside director" or (to the extent required by Rule 16b-3) a "disinterested person," such person shall immediately cease to be a member of the Committee and shall not take part in future Committee deliberations. The Committee from time to time may appoint members of the Committee and may fill vacancies, however caused, in the Committee.

     (b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) whether to include a Replacement Feature in an Option and the conditions of any Replacement Feature, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Award shall be granted, (vii) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested,
         (viii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (ix) whether a Change of Control or Corporate Change exists, (x) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock or Options, (xi) when Options may be exercised, (xii) whether to approve a Participant's election with respect to Applicable Withholding Taxes,
         (xiii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

     (c) When granting Awards to employees of a Foreign Affiliate, the Committee shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award.

     (d) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant's rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

     (e) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (f) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     17. ISSUANCE OF COMPANY STOCK. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, (ii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant's investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

     18. RIGHTS UNDER THE PLAN. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Subsidiary or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

     19. BENEFICIARY. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Incentive Stock after the Participant's death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant's beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant's surviving spouse, (b) the Participant's surviving descendants, PER STIRPES, or (c) the personal representative of the Participant's estate.

     20. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company -- at its principal business address to the attention of the Secretary; (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     21. INTERPRETATION. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code or compliance with Code section 162(m), to the extent applicable, and they are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule16b-3. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

                                                                       EXHIBIT B

                      JAMES RIVER CORPORATION OF VIRGINIA
                         DIRECTOR STOCK OWNERSHIP PLAN

     JAMES RIVER CORPORATION OF VIRGINIA (the "Company"), hereby adopts the James River Corporation of Virginia Director Stock Ownership Plan.

     1. PURPOSE. The purpose of the Director Stock Ownership Plan is to increase the level of ownership of the Company's common stock by non-employee directors. The Plan replaces the practice of paying director retainer fees solely in cash by paying 50% of such fees in Company common stock and providing eligible directors with a means of electing to receive the balance of retainer fees in Company common stock, all as set forth in the Plan. The Plan has been adopted by the Board of Directors of the Company subject to approval by the Company's shareholders. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time ("Rule 16b-3").

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

      (a)  "Act" means the Securities Exchange Act of 1934, as amended.

      (b) "Annual Meeting Date" means the date of the annual meeting of the Company's shareholders as fixed pursuant to the Company's bylaws.

      (c)  "Award" means the award of Restricted Stock under the Plan.

      (d) "Award Date" means May 1. The first Award Date shall be the May 1 next following the date of the 1996 Annual Meeting Date. If the Annual Meeting Date is not in the month of April, the Award Date shall be the first day of the month next following the Annual Meeting Date.

      (e)  "Board" means the Board of Directors of the Company.

      (f)  "Change of Control" means:

          (i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 20% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term "unrelated person" means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this subsection, a "person" means an individual, entity or group, as that term is used for purposes of the Act.

          (ii) As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

      (g)  "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Company" means James River Corporation of Virginia or any successor corporation.

      (i) "Company Stock" means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 9), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

      (j) "Deferred Stock" means hypothetical shares of Company Stock deferred pursuant to a deferral election pursuant to Section 7.

      (k) "Deferred Stock Account" means an account maintained on the books of the Company to record Deferred Stock.

      (l) "Disability" or "Disabled" means a physical or mental condition that prevents a director from performing services as a member of the Board. The Board shall determine whether a Disability exists and such determination shall be conclusive.

      (m) "Effective Date" means the date the Plan is approved by the Company's shareholders.

      (n) "Election Period" means the 120-day period immediately preceding the first day of a Service Period, or such other period as may be permissible under Rule 16b-3 promulgated under the Act or may be appropriate under the Code, as determined by the Board.

      (o) "Eligible Director" means a director who is not, and for at least one year before the date of an Award was not, an employee of the Company, the Parent or a Subsidiary.

      (p) "Fair Market Value" means (i) if the Company Stock is traded on an exchange, the mean of the highest and lowest registered sales prices of the Company Stock on the exchange on which the Company Stock generally has the greatest trading volume, or (ii) if the Company Stock is traded in the over-the-counter market, the mean between the closing bid and asked prices as reported by NASDAQ. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

      (q) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

      (r) "Participant" means any Eligible Director entitled to receive an Award under the Plan.

      (s) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in the Plan.

      (t) "Retainer Fees" means the amount of compensation payable to each Eligible Director with respect to services rendered to the Company as a director during a Service Period. Such term does not include fees for attending meetings of the Board or committees of the Board.

      (u) "Rule 16b-3" means Rule 16b-3 promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

      (v) "Service Period" means the period beginning with the Annual Meeting Date on which an Eligible Director is elected or reelected to the Board and ending on the day next preceding the next Annual Meeting Date.

      (w) "Subsidiary" means an entity of which the Company owns 50% or more of the total combined voting power of all classes of stock.

      (x) "Vesting Period" means the period that begins on the first date of the Service Period to which an Award relates and ends on the last day of the Service Period. Awards made with respect to each Service Period are subject to a separate Vesting Period.

     3. ELIGIBILITY. Only Eligible Directors are eligible to participate in the Plan.

     4. AUTOMATIC AND ELECTIVE SHARE AWARDS.

     (a) As of each Award Date, each Participant will receive with respect to 50% of the Participant's Retainer Fees payable with respect to that Service Period the greater of (i) 250 shares of Restricted Stock, and
         (ii) the number of shares of Restricted Stock determined by dividing an amount equal to 50% of the Participant's Retainer Fees payable for the Service Period by the Fair Market Value of Company Stock as of the Award Date.

     (b) Except as provided in (e), by filing an election in writing with the Company during the Election Period, a Participant may receive, instead of cash, with respect to the remaining 50% of the Participant's Retainer Fees payable with respect to that Service Period, the number of shares of Restricted Stock determined by dividing an amount equal to the remaining 50% of the Participant's Retainer Fees for that Service Period by the Fair Market Value of Company Stock as of the Award Date. Subject to and as long as required to comply with Rule 16b-3, (i) the election shall be irrevocable with respect to Retainer Fees for the initial Service Period to which the election relates and may be made effective until revoked with respect to Retainer Fees for succeeding Service Periods, (ii) a revocation of a prior election may be made by filing a writing to that effect with the Company, and (iii) such revocation shall only be effective with respect to Retainer Fees earned for the Service Periods following the date of revocation. The Board may establish alternative election procedures consistent with and permissible under Rule 16b-3.

     (c) Company Stock shall automatically be awarded under the Plan as described above. If at any time there may not be sufficient shares available under the Plan to permit automatic Awards as described above (after taking into account Company Stock reserved for issuance with respect to Deferred Stock), elective awards shall be void and the automatic Awards shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares then available under the Plan.

     (d) The Company Stock awarded under the Plan shall be restricted as described in Section 6 below.

     (e) The remaining 50% of the Retainer Fees otherwise payable in cash to a Participant who has previously made an irrevocable election pursuant to the Company's Directors Deferred Compensation Plan to defer the receipt of Retainer Fees shall be governed by the terms of that election and no election under (b) shall be permissible while such prior election is in effect.

     5. STOCK. The Company has reserved an aggregate of 100,000 shares of Company Stock for issuance pursuant to the Plan. The aggregate number is subject to adjustment as provided in Section 9. In the event of a change in the capital structure of the Company (as provided in Section 9), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan, and, to the extent permitted by Rule 16b-3, shall be increased if and to the extent a Participant forfeits Restricted Stock under the Plan.

     6. RESTRICTIONS ON COMPANY STOCK.

     (a) All Company Stock granted under the Plan shall be restricted as described in this Section. Generally, each Participant shall become vested in Company Stock awarded each year pursuant to Section 4 at the end of the Vesting Period applicable to the Award if the Participant continues to be a member of the Board through the Vesting Period. Each Award is subject to a separate Vesting Period and all Awards made with respect to a Service Period become nonforfeitable and transferable on the last day of the Service Period to which the Award relates. In addition, a Participant shall become vested in such Company Stock during the Vesting Period (i) upon retirement from the Board of Directors at or after age 65, (ii) if the Participant dies or becomes Disabled while serving as a member of the Board of Directors, or (iii) if the Participant ceases to be a member of the Board of Directors as a result of a Change of Control. If the Participant ceases to be a member of the Board of Directors for any reason other than one described in the preceding sentence during the Vesting Period following the Award Date, the Participant's right to the Restricted Stock shall be forfeited.

     (b) Shares of Company Stock that are restricted as described in this
         Section 6 may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the Restricted Stock becomes vested.

     (c) When Restricted Stock is issued, a certificate representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan. The Secretary of the Company shall hold the certificates for the benefit of the Participant. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan. If stock dividends or other non-cash distributions are declared on restricted Company Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Company Stock.

     7. DEFERRED STOCK.

     (a) During the Election Period before the date on which an Award of Company Stock is to be made pursuant to Section 4(a) or (b), a Participant may elect to defer payment of part or all of his Award. If a Participant wishes to defer only part of an Award, the deferral must apply to at least 40% of the aggregate number of shares covered by the Award pursuant to Sections 4(a) and (b). A Participant shall designate, at the time of the deferral, that payment shall be made either (i) as of the January 1st that is at least three years after the date of the deferral election, or (ii) when the Participant ceases to be a member of the Board of Directors or another distribution event occurs as described below.

         If a deferral election remains in effect for successive Service Periods, payment shall be deemed deferred until the later of (i) the distribution date specified with respect to Awards made for the first Service Period for which the deferred election is effective, and (ii) the January 1st that is three years after the first day of the Service Period to which the deferrals relate. The deferral election shall be irrevocable as to Awards previously made and shall be made by filing a written election with the Company during the Election Period.

     (b) If a Participant makes an election pursuant to (a), the Company shall credit to the Participant's Deferred Stock Account as of the Award Date the number of hypothetical shares of Company Stock equal to the number of shares of Company Stock that otherwise would have been granted pursuant to the Award. No actual shares of Company Stock or other certificates shall be issued. A Participant's interest in such Director Deferred Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

     (c) When a cash dividend is paid on Company Stock, each Participant will be paid in cash an equal amount with respect to each share of Deferred Stock credited to the Participant's Deferred Stock Account. Each Director's Deferred Stock Account shall be adjusted to take into account any stock dividends or other non-cash distributions pursuant to
         Section 9 below.

     (d) If a Participant who has elected to defer Company Stock pursuant to this Section 7 continues to be a member of the Board of Directors through the Vesting Period, the Participant shall receive payment of the Director's Deferred Stock Account on the first to occur of: (i) the distribution date specified by the Participant at the time the deferral election is made, as described in Section 7(a), or (ii) the date on which the Participant ceases to be a member of the Board of Directors. In addition, the Participant shall become entitled to receive payment of the Participant's Deferred Stock Account if (i) the Participant retires from the Board of Directors at or after attaining age 65, (ii) the Participant dies or becomes disabled while serving as a member of the Board of Directors or (iii) the Participant ceases to be a member of the Board of Directors as a result of a Change of Control. If the Participant ceases to be a member of the Board of Directors for any reason other than one described in the preceding sentence during the Vesting Period following the Award Date, the Deferred Stock attributable to that Award credited to the Participant's Deferred Stock Account shall be forfeited.

     (e) If a Participant has the right to receive payment of the Participant's Deferred Stock Account pursuant to subsection (d) above, the Company shall distribute to the Participant that number of whole shares of Company Stock that is equal to the number of hypothetical whole shares of Company Stock that are then credited to the Participant's Deferred Stock Account, adjusted for mandatory share withholding as provided in
         Section 10. The shares of Company Stock so distributed shall not be subject to the restrictions described in Section 6.

     8. ISSUANCE OF COMPANY STOCK. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (i) approval of the Plan by the Company's shareholders, (ii) the admission of such shares to listing on any stock exchange on which the Company Stock may then be listed, or listing of such shares for trading on the NASDAQ National Market System, (iii) receipt of any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iv) the Company is satisfied that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required pursuant to Section 6, and any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. No shares of Company Stock shall be issued under the Plan unless the Participant pays to the Company, or makes arrangements satisfactory to the Company regarding the payment of, any applicable withholding or other taxes. Until the Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

     9. EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES IN CAPITAL STRUCTURE. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, and any other relevant provisions of the Plan if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. The adjustments shall be made in a manner consistent with Rule 16b-3. Any such adjustments shall neither enhance or diminish the rights of a Participant.

     10. MANDATORY SHARE REDUCTION FOR INCOME TAXES. Whenever shares of Restricted Stock become distributable under the Plan without restrictions, the number of shares of Restricted Stock to be so distributed shall be reduced and the Company shall retain that number of whole shares of Restricted Stock the Fair Market Value of which on the date of distribution would be necessary to satisfy the Company's federal and state income tax obligations arising in that year if the Participant were then a common law employee.

     11. ADMINISTRATION OF THE PLAN. The Board of Directors shall be responsible for the proper implementation of the Plan. The Board of Directors shall not exercise any discretion with respect to the administration of the Plan, except as may be permitted by Rule 16b-3. The Board of Directors shall have all powers vested in it by the terms of the Plan. Any decision of the Board of Directors with respect to the Plan shall be final and conclusive. The Board of Directors may act only by a majority of its members in office, except that the members may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board of Directors. The Board of Directors may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel.

     12. EXPIRATION AND TERMINATION OF THE PLAN. Company Stock shall be awarded under the Plan until the Plan is terminated by the Board of Directors or until such earlier date when termination of the Plan shall be required by law. If not sooner terminated, the Plan shall terminate automatically on the tenth anniversary of the Effective Date.

     13. AMENDMENTS. The Board of Directors may from time to time make such changes in and additions to the Plan as it may deem appropriate; provided that, if and to the extent required by Rule 16b-3, no change shall be made that increases the total number of shares reserved for issuance under the Plan (except pursuant to Section 9), changes the class of persons eligible to receive Company Stock, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. If required by Rule 16b-3, the Plan may not be amended periodically, and in no event more often than every six months, except for amendments required to comply with changes in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or the rules thereunder. The Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3 and to cause awards of Company Stock pursuant to the Plan to meet the applicable requirements of the Internal Revenue Code. Except as provided in the preceding sentence, the termination of the Plan or any change or addition to the Plan shall not, without the consent of any Participant who is adversely affected thereby, alter any Restricted Stock awards previously made to the Participant pursuant to the Plan.

     14. RIGHTS UNDER THE PLAN. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive Restricted Stock under the Plan shall not give a Participant any proprietary interest in the Company, or any Subsidiary or any of their assets, nor ensure that the Participant will be nominated for election to the Board in the future. No trust fund shall be created in connection with the Plan (other than a trust fund that does not change the characterization of the Plan as an "unfunded" plan under the Internal Revenue Code), and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interests of a Participant under the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

     15. NOTICE. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address, to the attention of the Secretary; (b) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     16. GOVERNING LAW/INTERPRETATION. Generally, the Plan shall be governed by the laws of the Commonwealth of Virginia. The terms of this Plan are also subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

                         [LOGO] JAMES RIVER CORPORATION

James River Corporation has two programs for shareholders which you may find of interest:

Dividend Reinvestment Plan

This plan is available to holders of record of Common Stock. It allows your dividends to be reinvested in additional shares of the Company's stock on a commission-free basis.

Direct Deposit Program

This program allows your dividends to be automatically deposited into your account at the financial institution you designate, and it is available to holders of record of both common and preferred stock. Many shareholders find this to be a very convenient method to obtain quick access to dividend payments.

For additional information on either of these programs, please contact our transfer agent, Norwest Bank, at (800) 468-9716.

*********************************PROXY CARD*******************************


PROXY
                       JAMES RIVER CORPORATION OF VIRGINIA

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED APPOINTS CLIFFORD A. CUTCHINS, IV, DANIEL J. GIRVAN, AND STEPHEN E. HARE (EACH WITH POWER TO ACT ALONE AND WITH POWER OF SUBSTITUTION) AS PROXIES AND AUTHORIZES THEM TO REPRESENT AND VOTE, AS DIRECTED, ALL VOTING SECURITIES OF JAMES RIVER CORPORATION OF VIRGINIA HELD OF RECORD BY THE UNDERSIGNED ON FEBRUARY 20, 1996 UPON ALL MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 1996, AND ANY ADJOURNMENT THEREOF.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

1. Election of Directors                    FOR  [ ]     WITHHELD  [ ]

   Nominees: Burgin, Clark, Comfort, Coughlan, Daniel, Gottwald, Marsh, O'Neil, Sharp, and Whittemore
   FOR, except vote WITHHELD from the following nominees:

2. Adopt the 1996 Stock Incentive Plan      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

3. Adopt the Director Stock Ownership Plan  FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5.

4. Shareholder Proposal -- Non-employee Director Pension Benefits
                                            FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

5. Shareholder Proposal -- Equal Employment Report
                                            FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please date and sign the reverse side)

                           (continued from other side)

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                 Please sign exactly as name
                                                 appears at left. Executors,
                                                 trustees, etc., should so
                                                 indicate when signing. If a
                                                 corporation, sign in full
                                                 corporate name by authorized
                                                 officer. If a partnership, sign
                                                 in partnership name by
                                                 authorized person.

                                                 Dated _________________, 1996

                                                 ______________________________
                                                          (Signature)

                                                 ______________________________
                                                          (Signature)

                                                 PLEASE SIGN, DATE, AND RETURN
                                                 THIS PROXY IN THE ENCLOSED
                                                 ENVELOPE.